EXHIBIT 4.1

Home Properties, L.P.

$90,000,000 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018

and

$60,000,000 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021

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Note Purchase Agreement

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Dated December 19, 2011

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Home Properties, L.P.
c/o Home Properties, Inc.
850 Clinton Square
Rochester, New York  14604

4.46% Senior Guaranteed Notes, Series A, due December 19, 2018

and

5.00% Senior Guaranteed Notes, Series B, due December 19, 2021

Dated as of December 19, 2011

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Home Properties, L.P., a New York Limited Partnership (the “Issuer”) and Home Properties, Inc., a Maryland corporation (the “Parent”), agree with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1. Authorization of Notes; Affiliate Guaranty.

Section 1.1. Authorization of Notes.  The Issuer will authorize the issue and sale of (a) $90,000,000 aggregate principal amount of its 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018 (the “Series A Notes”) and (b) $60,000,000 aggregate principal amount of its 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021 (the “Series B Notes” and together with the Series A Notes, the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13).  Each series of Notes issued hereunder is sometimes referred to as Notes of a “Series.”  The Notes shall be substantially in the form set out in Exhibit 1.  Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 1.2. Affiliate Guaranty.  The payment by the Issuer of all amounts due with respect to the Notes and the performance by the Issuer of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Parent and certain of its and the Issuer’s Subsidiaries pursuant to the guaranty agreement substantially in the form of Exhibit 2 attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Affiliate Guaranty”).

Section 2. Sale and Purchase of Notes.

Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to each Purchaser and each Purchaser will purchase from the Issuer, at the Closing provided for in Section 3, Notes of the Series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on December 19, 2011 or on such other Business Day thereafter on or prior to December 22, 2011 as may be agreed upon by the Issuer and the Purchasers.  At the Closing the Issuer will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note for each Series of Notes purchased (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to the account number and name designated to the Purchasers at least three Business Days prior to the Closing.  If at the Closing the Issuer shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s reasonable satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1. Representations and Warranties.  (a) The representations and warranties with respect to the Parent and the Issuer in this Agreement shall be correct when made and at the time of the Closing.

(b)The representations and warranties in this Agreement with respect to the other Guarantors shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. (a) The Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.  Neither the Issuer nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

(b)Each Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement or the Affiliate Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Parent nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3. Compliance Certificates.

(a)Officer’s Certificate.  The Parent and the Issuer shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Guarantor Officer’s Certificate.  Each other Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Section 4.1(b), 4.2(b) and 4.9 have been fulfilled as to such Guarantor.

(c)Secretary’s Certificate.  The Parent shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement by Parent for itself and on behalf of the Issuer.

(d)Guarantor Officer’s Certificate.  Each other Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Affiliate Guaranty.

(e)Certificates.  The certificates provided under this Section 4.3 may be combined and delivered as one or more certificates.

Section 4.4. Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Nixon, Peabody LLP, counsel for the Parent, the Issuer and the other Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Issuer hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably request to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes.  Contemporaneously with the Closing the Issuer shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

Section 4.8. Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of the Notes.

Section 4.9. Changes in Corporate Structure.  The Issuer shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Affiliate Guaranty.  The Affiliate Guaranty shall have been executed and delivered by each Guarantor and shall be in full force and effect.

Section 4.11. Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Issuer confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.12. Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments required pursuant to the terms of this Agreement shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5. Representations and Warranties of the Issuer.

The Parent and Issuer represent and warrant to each Purchaser as of the date hereof and as of the Closing that:

Section 5.1. Organization; Power and Authority.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Issuer is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The sole General Partner of the Issuer is the Parent.  Each of the Parent and the Issuer has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, in the case of the Issuer, the Notes and to perform the provisions hereof and thereof.

Section 5.2. Authorization, Etc.  Each Note Document to which the Issuer is a party has been duly authorized by all necessary partnership action on the part of the Issuer, and the General Partner has the requisite power and authority to execute, deliver and perform this Agreement and the other Note Documents on behalf of the Issuer.  Each Note Document to which a Guarantor is a party has been duly authorized by all necessary action of each such Guarantor, and each Guarantor has the requisite power and authority to execute, deliver and perform each Note Document to which it is a party.  Each Note Document to which the Issuer is a party constitutes, and upon execution and delivery thereof will constitute, a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  Each Note Document to which any Guarantor is a party constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure.  The Issuer, through its agents, Merrill Lynch, Pierce, Fenner & Smith, Incorporated and M&T Bank (the “Agents”), has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 8, 2011 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent, the Issuer and their Subsidiaries.  This Agreement, the Memorandum and the documents, certificates or other instruments delivered to the Purchasers by or on behalf of the Issuer and the Guarantors in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other instruments and such financial statements delivered to each Purchaser prior to November 18, 2011 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that no representation is made as to any forward looking statements or projections, the Parent represents only that such information was prepared in good faith on the basis of (A) assumptions, estimates, methods and tests that are believed by the Parent to be reasonable at the time such projections were prepared and (B) information believed by the Parent to have been accurate based upon the information available to the Parent at the time such projections were furnished to the Purchasers; it being understood that (x) projections are by their nature subject to significant uncertainties and contingencies, many of which are beyond the Parent’s control, (y) actual results may differ materially from the projections and such variations may be material, and (z) the projections are not a guarantee of performance.  Except as disclosed in the Disclosure Documents, since December 31, 2010, there has been no change in the financial condition, operations, business or properties of the Parent, the Issuer or any Subsidiary taken as a whole except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Parent or the Issuer that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Parent’s and the Issuer’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary, (ii) of the Parent’s and the Issuer’s Affiliates, other than Subsidiaries, and (iii) of the Parent’s and the Issuer’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent, the Issuer and their Subsidiaries have been validly issued, are fully paid and nonassessable, except as otherwise provided by applicable law and only to the extent such concept is applicable to such entity, and are owned by the Parent, the Issuer or another Subsidiary free and clear of any Lien, except as otherwise disclosed in Schedule 5.4.

(c)Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing (to the extent such concept is applicable to legal entities of that type) under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent, the Issuer or any of their Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities.  The Parent has delivered to each Purchaser copies of the consolidated financial statements of the Parent as listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Parent, the Issuer or any of the other Guarantors of any Note Document to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent, the Issuer or any of their Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Parent, the Issuer or any of their Subsidiaries is bound or by which the Parent, the Issuer or any of their Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Parent, the Issuer or any of their Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent, the Issuer or any of their Subsidiaries.

Section 5.7. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Parent, the Issuer or any of their Subsidiaries of any Note Document.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Parent, threatened against or affecting the Parent, the Issuer or any of their Subsidiaries or any property of the Parent, the Issuer or any of their Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)Neither the Parent, the Issuer nor any of their Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes.  Each of the Parent, the Issuer and each of their Subsidiaries has filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent, the Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  Neither the Parent nor the Issuer knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent, the Issuer and each of their Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.  The Federal income tax liabilities of the Parent, the Issuer and their Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2007.

Section 5.10. Title to Property; Leases.  Each of the Parent, the Issuer and their Subsidiaries has good and sufficient title to its respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent, the Issuer or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11. Licenses, Permits, Etc.  (a) The Parent, the Issuer and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the best knowledge of the Parent and the Issuer, no product of the Parent, the Issuer or any of their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the best knowledge of the Issuer, there is no Material violation by any Person of any right of the Parent, the Issuer or any of their Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent, the Issuer or any of their Subsidiaries.

Section 5.12. Compliance with ERISA..  (a) Neither the Parent nor any ERISA Affiliate maintains, contributes to or is obligated to maintain or contribute to, or has at any time within the past five years, maintained, contributed to or been obligated to maintain or contribute to, any Plan which is subject to Title IV of ERISA.

(b)The Parent and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect.  Neither the Parent nor any ERISA Affiliate has incurred any liability pursuant to Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Parent or any ERISA Affiliate pursuant to Title I of ERISA or to such penalty or excise tax provisions, other than such liabilities as would not be individually or in the aggregate Material.

(c)The expected postretirement benefit obligation (determined as of the last day of the Parent’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent and its Subsidiaries is not Material.

(d)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Parent to each Purchaser in the first sentence of this Section 5.12(d) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Issuer.  Neither the Issuer, the Parent nor the Agents, the only Persons authorized to act on behalf of the Issuer and the Parent, have offered the Notes or any similar securities for sale to (in any offering that could be integrated with the offering of the Notes under the Securities Act), or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than sixty (60) other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Issuer, the Parent nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Notes as set forth under the heading “Executive Summary – D.  Summary of Proposed Offering” in the Memorandum.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Issuer and its Subsidiaries and the Issuer does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent, the Issuer and their Subsidiaries as of October 31, 2011 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent, the Issuer or their Subsidiaries.  None of the Parent, the Issuer nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent, the Issuer or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent, the Issuer or any Subsidiary the outstanding principal amount of which exceeds $20,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, none of the Parent, the Issuer nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that is Material.

(c)None of the Parent, the Issuer nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Issuer, the Parent or any Subsidiary Guarantor except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc.  (a) None of the Parent, the Issuer nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (ii) a “Blocked Person”).

(b)No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Parent, the Issuer or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person.

(c)To the Parent’s and the Issuer’s actual knowledge after making due inquiry, neither the Parent, the Issuer nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti-Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti-Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws.  The Parent and the Issuer have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Parent and the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws.

(d)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official or any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage.  The Parent and the Issuer have taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Parent and the Issuer and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti-corruption laws and regulations.

Section 5.17. Status under Certain Statutes.  None of the Parent, the Issuer or any of their Subsidiaries is subject to regulation under the Investment Issuer Act of 1940, as amended.

Section 5.18. Environmental Matters.  (a) Neither the Parent, the Issuer nor any of their Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Parent, the Issuer or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)Neither the Parent, the Issuer nor any of their Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Parent, the Issuer nor any of their Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect; and

(d)All buildings on all real properties now owned, leased or operated by the Parent, the Issuer or any of their Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 5.19. REIT Status.  The Parent has taken all actions necessary to qualify as a REIT under the Code for the taxable years ended December 31, 2010, 2009 and 2008, and has not taken any action which would prevent it from maintaining such qualification in the future.  Each Subsidiary of the Parent that is treated as a corporation for U.S. federal income tax purposes is either (i) a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or (ii) a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code.

Section 5.20. Senior Debt Status.  The Issuer’s obligations hereunder and under the Notes and the Parent’s obligations under the Affiliate Guaranty rank at least pari passu in priority of payment with all other senior unsecured Indebtedness of the Issuer and the Parent, as the case may be.

Section 6. Representations of the Purchasers.

Section 6.1. Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

Section 6.2. Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Issuer in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Issuer and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Issuer (or less than 20% but greater than 10%, if such Person exercises control over the management or policies of the Issuer by reason of its ownership interest), and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Issuer in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Issuer and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Issuer in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Issuer in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to Issuer.

Section 7.1. Financial and Business Information.  The Parent shall deliver to each holder of record of Notes that is an Institutional Investor:

(a)Quarterly Statements — within 45 days after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)a consolidated balance sheet of the Parent, the Issuer and their Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent, the Issuer and their Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Parent’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), provided, further, that the Issuer shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at:  http//www.homeproperties.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)Annual Statements — within 90 days after the end of each fiscal year of the Parent, duplicate copies of

(i)a consolidated balance sheet of the Parent, the Issuer and their Subsidiaries as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent, the Issuer and their Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with the standards of the Public Company Accounting Oversight Board (United States), and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent’s Form 10-K for such fiscal year (together with the Parent’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Parent, the Issuer or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Parent, the Issuer or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent, the Issuer or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any written notice or taken any action with respect to a claimed default hereunder or that any Person has given any written notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

(e)ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Parent or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Parent or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Parent or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any written notice to the Parent or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and

(g)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent or any of its Subsidiaries (including, but without limitation, actual copies of the Parent’s Form 10-Q and Form 10-K) or relating to the ability of (i) the Parent or the Issuer to perform its obligations hereunder and, in the case of the Issuer, under the Notes or (ii) the ability of any Guarantor to perform its obligations under the Affiliate Guaranty, as from time to time may be reasonably requested by any holder of Notes by notice as provided in Section 18.

Section 7.2. Officer’s Certificate.  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by an Officer’s Certificate (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes) setting forth:

(a)Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Parent and the Issuer was in compliance with the requirements of Section 10.5 through Section 10.6, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent, the Issuer and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent, the Issuer or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto.

Section 7.3. Visitation.  The Parent and the Issuer shall permit the representatives of each holder of Notes that is an Institutional Investor, and in each case subject to the confidentiality provisions of Section 20:

(a)No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Parent and the Issuer, to visit the principal executive office of the Parent or the Issuer, to discuss the affairs, finances and accounts of the Parent, the Issuer and their Subsidiaries with the Parent’s and the Issuer’s officers, and with the consent of the Parent or the Issuer, as the case may be, which consent will not be unreasonably withheld, to visit with a representative of Parent the other offices and properties of the Parent, the Issuer and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing but not more frequently than once a year; and

(b)Default — if a Default or Event of Default then exists, at the expense of the Parent and the Issuer to visit and inspect any of the offices or properties of the Parent, the Issuer or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Parent and the Issuer authorize said accountants to discuss the affairs, finances and accounts of the Parent, the Issuer and its Subsidiaries), all at such times and as often as may be reasonably requested.

Section 8. Payment and Prepayment of the Notes.

Section 8.1. Maturity.  As provided therein, the entire unpaid principal balance of each Series of the Notes shall be due and payable on the stated maturity date thereof.

Section 8.2. Optional Prepayments with Make-Whole Amount.  The Issuer may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 in aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Issuer will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not fewer than 30 days and not more than 60 days prior to the date fixed for such prepayment.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by an Officer’s Certificate as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (without regard to Series) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  Any prepayments pursuant to Section 8.7 shall be applied only to the Notes of the holders electing to participate in such prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes.  Neither the Parent nor the Issuer will, nor will they permit any of their Affiliates to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Parent, the Issuer or any of their Affiliates pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in interest rates and maturities of Notes of different Series).  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Issuer shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Issuer will promptly cancel all Notes acquired by it, the Parent or any other Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Change in Control.

(a)Notice of Change in Control.  The Issuer will, within five (5) Business Days after the occurrence of any Change in Control, give written notice (the “Change in Control Notice”) of such Change in Control to each holder of Notes.  Such Change in Control Notice shall contain and constitute an offer to prepay the Notes as described in Section 8.7(b) hereof and shall be accompanied by the certificate described in Section 8.7(e).

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such Change in Control Notice (the “Proposed Prepayment Date”).  Such date shall be not fewer than 30 days and not more than 90 days after the date of delivery of the Change in Control Notice.

(c)Acceptance.  Any holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Issuer not fewer than 10 days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount or other premium.  The prepayment shall be made on the Proposed Prepayment Date.

(e)Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer and dated the date of delivery of the Change in Control Notice, specifying:  (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid (which shall be 100% of the outstanding principal balance of each such Note); (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of notice have been fulfilled and (vi) in reasonable detail, the general nature and date of the Change in Control.

Section 9. Affirmative Covenants.

The Parent and the Issuer covenant that so long as any of the Notes are outstanding:

Section 9.1. Compliance with Law.  Without limiting Section 10.4, the Parent and the Issuer will, and will cause each of their Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act, Environmental Laws and other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance.  The Parent and the Issuer will, and will cause each of their Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves, to the extent required by GAAP, are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties.  The Parent and the Issuer will, and will cause each of their Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Parent, the Issuer or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Parent or the Issuer, as the case may be, has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims.  The Parent and the Issuer will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Parent, the Issuer or any Subsidiary, provided that neither the Parent, the Issuer nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Parent, the Issuer or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Parent, the Issuer or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Parent, the Issuer or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc.  Subject to Section 10.2, the Parent and the Issuer will at all times preserve and keep in full force and effect its their respective entity existence.  Subject to Section 10.2, the Parent and the Issuer will at all times preserve and keep in full force and effect the existence of each of its Subsidiaries (unless merged into the Parent, the Issuer or a Wholly-Owned Subsidiary) and all rights and franchises of the Issuer and its Subsidiaries unless, in the good faith judgment of the Parent, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6. Books and Records.  Each of the Parent and the Issuer will, and will cause each of their Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent, the Issuer or such Subsidiary, as the case may be.

Section 9.7. Additional Guarantors.

(a)Requirements to Become a Guarantor.  The Issuer shall cause any Subsidiary of the Issuer that is not already a Guarantor (a “New Guarantor”) that owns an Eligible Project that the Issuer would like to include as an Unencumbered Eligible Project hereunder to execute and deliver to the holders of the Notes an Accession Agreement to the Affiliate Guaranty as a condition to including such Eligible Project as an Unencumbered Eligible Project in accordance with the terms hereof.

(b)Deliveries with Respect to New Guarantors.  No later than 45 days following the last day of each fiscal quarter of the Parent during which any New Guarantor has executed and delivered an Accession Agreement, the Issuer shall deliver to the holders of the Notes an opinion of counsel (who may be in-house counsel for the Issuer) addressed to each of the holders of the Notes in form reasonably satisfactory to the Required Holders, including an opinion that the Accession Agreement to the Affiliate Guaranty by such Person has been duly authorized, executed and delivered by the New Guarantor and that the Affiliate Guaranty constitutes the legal, valid and binding contract and agreement of such Person enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)Release of Guarantors.  Subject to Section 9.7(d), the Issuer may request in writing that the holders of the Notes release a Guarantor, other than the Parent, if (i) upon its release as a Guarantor, such entity will no longer own an Unencumbered Eligible Project, (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Parent, the Issuer or any Subsidiary for the purpose of releasing such Guarantor, holders of the Notes shall receive equivalent consideration.  Together with any such request, the Issuer shall deliver to the holders of the Notes an Officer’s Certificate certifying that the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct upon the release of such Guarantor.  No later than 10 Business Days following the holders of the Notes receipt of such written request and the related Officer’s Certificate and so long as the conditions set forth in immediately preceding clauses (i) and (ii) will be true and correct, the release shall be effective automatically and the holders of the Notes shall execute and deliver, at the sole cost and expense of the Issuer, such documents as Issuer may reasonably request to evidence such release.

(d)Notwithstanding anything contained herein to the contrary, the Parent and the Issuer agree that so long as any Subsidiary of the Parent (other than the Issuer) or any Subsidiary of the Issuer is a borrower or guarantor under any Primary Credit Facility such Subsidiary shall at all times be a Guarantor.

Section 9.8. Priority of Obligations.  The Parent and the Issuer will ensure that their payment obligations under the Note Documents will at all times rank at least pari passu, without preference or priority, with all other senior unsecured unsubordinated Indebtedness of the Parent and the Issuer, respectively.

Section 9.9. Rating.  In the event that at any date the Issuer does not currently maintain a rating of its long-term unsecured Indebtedness by an Approved Rating Agency, then upon the written request of the Required Holders, the Company shall obtain a rating from an Approved Rating Agency no more than 180 days from the date of such request.

Section 10. Negative Covenants.

The Parent and the Issuer covenant that so long as any of the Notes are outstanding:

Section 10.1. Transactions with Affiliates.  Neither the Parent nor the Issuer will, nor will they permit any of their respective Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, other than the Parent, the Issuer or another Subsidiary, except in the ordinary course and pursuant to the reasonable requirements of the Parent’s, the Issuer’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent, the Issuer or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2. Merger, Consolidation, Etc..  Neither the Parent nor the Issuer will, nor will they permit any other Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Parent, the Issuer or such other Guarantor as an entirety, as the case may be, shall be a solvent corporation or limited liability company or limited partnership organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Parent (other than in a transaction including the Issuer), the Issuer (other than in a transaction involving the Parent) or such other Guarantor (other than in a transaction involving the Parent or the Issuer) as applicable, is not such corporation or limited liability company or limited partnership,  such corporation or limited liability company or limited partnership shall have (i) executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes or the Affiliate Guaranty, as the case may be, and (ii) cause to be delivered to each holder of a Note an opinion or opinions of counsel reasonably satisfactory to the Required Holders as to the enforceability of such assumption and such other matters as the Required Holders may reasonably request; and

(b)each Guarantor shall have affirmed in writing its obligations under the Affiliate Guaranty to which it is a party; and

(c)immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Parent, the Issuer or such other Guarantor, as the case may be, shall have the effect of releasing the Parent, the Issuer or such other Guarantor, as the case may be, or any successor corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes or the Affiliate Guaranty, as the case may be.

Section 10.3. Line of Business.  (a) The Parent will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Parent and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Issuer and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

(b)The Parent shall at all times (i) remain a publicly traded company listed on the New York Stock Exchange or another national securities exchange, (ii) maintain its status as a “real estate investment trust” under Sections 856-860 of the Code, and (iii) remain as a general partner of the Issuer with management and control of the Issuer.

Section 10.4. Terrorism Sanctions Regulations.  The Parent and the Issuer will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person if such investments, dealings or transactions would cause any holder of a Note to be in violation of any laws or regulations that are administered or enforced by OFAC.

Section 10.5. Liens. Neither the Parent nor the Issuer will, nor will they permit any of their respective Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Primary Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall be concurrently secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form.

Section 10.6. Financial Covenants.

(a)Indebtedness and Other Financial Covenants.  Neither the Parent nor the Issuer shall, nor shall they permit any of their respective Subsidiaries to, directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except that the Parent, the Issuer and/or their respective Subsidiaries may create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness to the extent that it does not cause an Event of Default with the financial covenants set forth in the next sentence.  The Parent and the Issuer shall not permit (i) Total Outstanding Indebtedness to exceed 60% of Total Value, (ii) Secured Indebtedness of the Consolidated Businesses to exceed 50% at any time prior to December 31, 2012, 47.5% at any time from December 31, 2012 to December 30, 2013 and 45% at all times from December 31, 2013 and thereafter, of Total Value, (iii) Recourse Secured Indebtedness to exceed 10% of Total Value, or (iv) Adjusted Recourse Secured Indebtedness to exceed 5% of Total Value.  Notwithstanding anything to the contrary herein contained, in no event shall (x) the aggregate amount of completion guarantees with respect to Projects at any time exceed 15% of Total Value or (y) the aggregate amount of Low Income Housing Credit Program Guarantees at any time exceed $4,000,000.

(b)Minimum Equity Value.  The Equity Value shall at no time be less than $1,900,000,000, plus an amount equal to 85% of all Net Offering Proceeds of all Equity Issuances effected by the Parent or any Subsidiary of the Parent (including without limitation, the Issuer) after September 30, 2011 (other than Equity Issuances to the Parent or any Subsidiary of the Parent).

(c)Minimum Consolidated Interest Coverage Ratio.  As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the ratio of Adjusted EBITDA to Total Interest Expense for such period shall not be less than 2.0 to 1.0.

(d)Minimum Unsecured Interest Coverage Ratio.  As of the first day of each calendar quarter for the immediately preceding four consecutive calendar quarters, the ratio of the sum of Adjusted Unencumbered NOI of all Unencumbered Eligible Projects to Unsecured Interest Expense shall not be less than 1.75 to 1.0.

(e)Total Unencumbered Property Value.  At no time shall (i) the Total Outstanding Unsecured Indebtedness of the Consolidated Businesses be greater than 50% of the Total Unencumbered Property Value, (ii) the Total Unencumbered Property Value be less than $700,000,000 or (iii) the Unencumbered Eligible Projects consist of less than fifteen (15) Eligible Projects.  At no time shall the sum of items (i) and (ii) set forth in the definition of Total Unencumbered Property Value be less than $630,000,000.

Section 10.7. Negative Covenants of the Parent and the QRS Subsidiary.

Notwithstanding anything contained herein to the contrary, from and after the date hereof, the Parent will not incur any Indebtedness or any other obligations or liabilities or any Liens on its assets or any part thereof except (i)  as the general partner of the Issuer, (ii) Indebtedness, the net proceeds of which are contributed to the QRS Subsidiary or the Issuer, as the case may be, simultaneously with the incurrence thereof by the Parent, (iii) Guaranties of Indebtedness of any Affiliate of the Parent incurred in the ordinary course of such Affiliate’s business and (iv) the obligation to pay dividends when and if declared by the Parent.  Notwithstanding anything contained herein to the contrary, from and after the date hereof, the QRS Subsidiary will not incur any Indebtedness or any other obligations or liabilities or any Liens on its assets or any part thereof.

Section 11. Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)the Parent or the Issuer defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10.6; or

(d)the Parent or the Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any representation or warranty made in writing by or on behalf of the Parent, the Issuer or any other Guarantor or by any officer of the Parent, the Issuer or any other Guarantor in this Agreement, the Affiliate Guaranty or in any other writing delivered to any holder in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Parent, the Issuer or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent, the Issuer or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Parent, the Issuer or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $20,000,000, or (y) one or more Persons have the right to require the Parent, the Issuer or any Subsidiary so to purchase or repay such Indebtedness; or

(g)the Parent, the Issuer, any Guarantor or any Significant Subsidiary: (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Issuer, any Guarantor or any Significant Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Issuer any Guarantor or any Significant Subsidiary, or any such petition shall be filed against the Parent, the Issuer any Guarantor or any Significant Subsidiary and such petition shall not be dismissed within 60 days; or

(i)a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 (in excess of the amount, if any, which is covered by insurance and for which insurance coverage has been acknowledged in writing by the applicable insurance carrier) are rendered against one or more of the Parent, the Issuer and their Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Issuer or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (iv) the Issuer or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Issuer or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Issuer or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Issuer or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)the Affiliate Guaranty or any other Note Document shall, at any time and for any reason other than pursuant to the terms thereof, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by the Parent or its Subsidiaries party thereto or the Parent or its Subsidiaries party thereto shall deny it has any further liability or obligation thereunder.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration.  (a) If an Event of Default with respect to the Issuer described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Issuer, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders of the Notes then outstanding, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Issuer nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Issuer under Section 15, the Issuer will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

Section 13.1. Registration of Notes.  The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary.  The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes.  Upon surrender of any Note to the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Issuer shall execute and deliver, at the Issuer’s expense (except as provided below), one or more new Notes of the same Series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, respectively.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes.  Upon receipt by the Issuer at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, of the same Series dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

Section 14.1. Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Rochester, New York at the principal office of the Issuer in such jurisdiction.  The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2.  The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Issuer will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Affiliate Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Affiliate Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Affiliate Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Parent, the Issuer or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500 for each Series of Notes.  The Issuer will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2. Survival.  The obligations of the Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Parent or the Issuer to the Purchasers pursuant to this Agreement shall be deemed representations and warranties of the Parent or the Issuer, as the case may be, under this Agreement.  Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

Section 17.1. Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term as it is used therein, will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

Section 17.2. Solicitation of Holders of Notes.

(a)Solicitation. The Issuer will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is reasonably required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes.  The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment. None of the Parent, the Issuer or any Affiliate will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer such Note to the Parent, the Issuer, any of their respective Subsidiaries or any Affiliate of the Parent or the Issuer, and has provided or has agreed to provide such written consent as a condition to such transfer, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.

Section 17.3. Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Parent and the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Issuer and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.  As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4. Notes Held by Issuer, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Parent, the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Issuer in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

(iii)if to the Issuer and/or the Parent, to the Issuer at its address set forth at the beginning hereof to the attention of its Chief Financial Officer, with a copy to its General Counsel, or at such other address as the Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

For the purposes of this Section 20, “Confidential Information” means all non-public, confidential information regarding the Parent and its affiliates delivered to any Purchaser by or on behalf of the Parent, the Issuer or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Issuer or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent, the Issuer or any Subsidiary, or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Issuer (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement, provided, however, in each case described in clauses (i) and (ii) the Purchaser informs the recipient that the information is Confidential Information and that such Person is bound by the provisions of this Section 20, and in each case described in clauses (iv) and (v) if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this Section 20.

Section 21. Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser.  In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.

Section 22.1. Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2. Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3. Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Issuer to measure any financial liability using fair value (as permitted by Accounting Standard Codification topic No. 825-10-25 - Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 22.4. Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5. Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7. Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8. Jurisdiction and Process; Waiver of Jury Trial.  (a) The Parent and the Issuer irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, the Affiliate Guaranty or the Notes.  To the fullest extent permitted by applicable law, the Issuer irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each of the Parent and the Issuer consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  Each of the Parent and the Issuer agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note or the Parent or Issuer to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes or the Parent or Issuer may have to bring proceedings against the Parent or Issuer or any holder of a Note in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*    *    *    *    *

Home Properties, L.P.Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Issuer, whereupon this Agreement shall become a binding agreement between you and the Issuer.

Very truly yours,

Home Properties, L.P.
By: Home Properties, Inc.
Its General Partner

By /s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer

Home Properties, Inc.

By /s/ David P. Gardner
David P. Gardner
Executive Vice President and
Chief Financial Officer

This Agreement is hereby
accepted and agreed to as
of the date thereof.

The Prudential Insurance Company of America

By /s/ Thomas P. Goodsite
Name: Thomas P. Goodsite
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

New York Life Insurance Company

By /s/ A. Post Howland
Name: A. Post Howland
Title: Corporate Vice President

New York Life Insurance and Annuity Corporation

ByNew York Life Investment Management LLC, its Investment Manager

By /s/ A. Post Howland
Name: A. Post Howland
Title: Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

ByNew York Life Investment Management LLC, its Investment Manager

By /s/ A. Post Howland
Name: A. Post Howland
Title: Director

New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

ByNew York Life Investment Management LLC, its Investment Manager

By /s/ A. Post Howland
Name: A. Post Howland
Title: Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

The Guardian Life Insurance Company of America

By /s/ Brian Keating
Name: Brian Keating
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date thereof.

USAA Life Insurance Company

By /s/ John Spear
Name: John Spear
Title: Vice President

United Services Automobile Association

By /s/ Donna Baggerly
Name: Donna Baggerly
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Knights of Columbus

By /s/ Charles E. Maurer, Jr.
Name: Charles E. Maurer, Jr.
Title: Supreme Secretary

This Agreement is hereby
accepted and agreed to as
of the date thereof.

Primerica Life Insurance Company

Senior Health Insurance Company of Pennsylvania

By:Conning, Inc., as Investment Manager

By  /s/  John H. DeMallie
Name: John H. DeMallie
Title: Director

Schedule A
Information Relating to Purchasers

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
The Prudential Insurance Company of America c/o Prudential Mortgage Capital Company, LLC 3560 Lenox Road NE, Suite 1400 Atlanta, GA 30326 Attn: Managing Director	Series A	$50,000,000

(1)All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.:  021-000-021

Account Name:  Prudential Managed Portfolio
Account No.:  P86188 (please do not include spaces)

with sufficient information to identify the source and application of such funds.

Each such wire transfer shall set forth the name of the Company, a reference to “4.46% Series A Senior Notes due December 19, 2018, Security No. INV11437, PPN 43730E A*7” and the due date and application (as among principal, interest, Make-Whole Amount) of the payment being made.

(2)Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ  07102-4077
Attention:  Manager, Billings and Collections

with a copy to:

Prudential Mortgage Capital Corporation
4 Gateway Center, Floor 8
Newark, New Jersey  07102-4069
Attn:  Kathleen M. Romanovich or Corporate Credit Specialist

(3)Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Mortgage Capital Company, LLC
3560 Lenox Road NE, Suite 1400
Atlanta, GA  30326
Attention:  Managing Director

with a copy to:

Prudential Mortgage Capital Corporation
4 Gateway Center, Floor 8
Newark, New Jersey  07102-4069
Attn:  Kathleen M. Romanovich or Corporate Credit Specialist

(4)Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Mortgage Capital Company, LLC
3560 Lenox Road NE, Suite 1400
Atlanta, GA  30326

Attention:  Thomas Goodsite
Telephone:  (404) 704-8946

(5)Tax Identification No.:  22-1211670

Schedule A
(to Note Purchase Agreement)

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
New York Life Insurance Company c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010 Attention: Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	Series A	$14,700,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York  10019
ABA #021-000-021
Credit:  New York Life Insurance Company
General Account No. 008-9-00687

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment and any audit confirmation, to be addressed:

New York Life Insurance Company
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York  10010-1603
Attention:  Securities Operation, Private Group, 2nd Floor
Fax Number:  (908) 840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention:  Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5582869

Deliver Notes to:

New York Life Investment Management LLC
51 Madison Avenue
New York, NY  10010
Attn:  Matthew DelRosso, Esq.
Phone:  (212) 576-7976

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
New York Life Insurance and Annuity Corporation c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	Series A	$12,400,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit:  New York Life Insurance and Annuity Corporation
General Account Number 323-8-47382

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

Notices

All notices with respect to payments and written confirmation of each such payment and any audit confirmation, to be addressed:

New York Life Insurance and Annuity Corporation
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York  10010-1603
Attention:  Securities Operation, Private Group, 2nd Floor
Fax Number:  (908) 840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention:  Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-3044743

Deliver Notes to:

New York Life Investment Management LLC
51 Madison Avenue
New York, NY  10010
Attn:  Matthew DelRosso, Esq.
Phone:  (212) 576-7976

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C) c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	Series A	$2,500,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit: NYLIAC SEPARATE BOLI 30C
General Account Number 304-6-23970

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

Notices

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York  10010-1603
Attention:  Securities Operation, Private Group, 2nd Floor
Fax Number:  (908) 840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention:  Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.

Name in which Notes are to be issued:  New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C)

Taxpayer I.D. Number:  13-3044743

Deliver Notes to:

New York Life Investment Management LLC
51 Madison Avenue
New York, NY  10010
Attn:  Matthew DelRosso, Esq.
Phone:  (212) 576-7976

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2) c/o New York Life Investment Management LLC 51 Madison Avenue 2nd Floor, Room 208 New York, New York 10010-1603 Attention: Fixed Income Investors Group, Private Finance, 2nd Floor Fax Number: (212) 447-4122	Series A	$400,000

Payments

All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York
ABA #021-000-021
Credit:  NYLIAC SEPARATE BOLI 3-2
General Account Number 323-9-56793

With sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds, with advice of such payments to:

Notices

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o New York Life Investment Management LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York  10010-1603
Attention:  Securities Operation, Private Group, 2nd Floor
Fax Number:  (908) 840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps@nylim.com

All other notices and communications to be addressed as first provided above, with a copy sent electronically to: (1) FIIGLibrary@nylim.com and (2) TraditionalPVtOps@nylim.com and with a copy of any notices regarding defaults or Events of Default under the operative documents to:  Attention:  Office of the General Counsel, Investment Section, Room 1016, Fax Number: (212) 576-8340.

Name in which Notes are to be issued:  New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2)

Taxpayer I.D. Number:  13-3044743

Deliver Notes to:

New York Life Investment Management LLC
51 Madison Avenue
New York, NY  10010
Attn:  Matthew DelRosso, Esq.
Phone:  (212) 576-7976

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
The Guardian Life Insurance Company of America 7 Hanover Square New York, New York 10004-2616 Attention: Brian Keating Investment Dept. 9-A Fax Number: (212) 919-2658 Email: brian_keating@glic.com	Series B	$25,000,000

Payments

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:

JP Morgan Chase
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, CUSIP #43730E A@5, Home Properties, L.P.

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  13-5123390

Deliver Notes to:

JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York  11245-0001
Ref:  A/C #G05978, Guardian Life

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
United Services Automobile Association c/o USAA Asset Management 9800 Fredericksburg Road San Antonio, TX 78288	Series A	$10,000,000

(Notes to be registered in the name of: ELL & CO.)

(1)All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186041000
26-11037/ USAA

With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.

(2)Address for notices relating to payments:
Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn:  Income Collections
Please include the cusip and shares/par for the dividend/interest payment

(3)Address for all other communications:
Donna Baggerly
VP Insurance Portfolios
9800 Fredericksburg Road
San Antonio, TX 78288
(210) 498-5195

(4)Physical Delivery of Notes:
The Northern Trust Company
Account: 26-11037
Trade Securities Processing, C-1N
801 South Canal Street
Chicago, IL  60607

(5)Tax Identification Number: 74-0959140

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
USAA Life Insurance Company 9800 Fredericksburg Road San Antonio, TX 78288	Series B	$12,000,000

(Notes to be registered in the name of: ELL & CO.)

(1)All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186041000
26-11042/ Life Company

With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.

(2)Address for notices relating to payments:
Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn:  Income Collections
Please include the cusip and shares/par for the dividend/interest payment

(3)Address for all other communications:
John Spear
VP Insurance Portfolios
9800 Fredericksburg Road
San Antonio, TX 78288
(210) 498-8661

(4)Physical Delivery of Notes:
The Northern Trust Company
Account: 26-11042
Trade Securities Processing, C-1N
801 South Canal Street
Chicago, IL  60607

(5)Tax Identification Number: 74-1472662

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
Knights of Columbus One Columbus Plaza New Haven, CT 06510-3326 Attention: Investment Accounting Department, 14th Floor	Series B	$10,000,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

Bank of New York
ABA #021000018
CREDIT A/C:  GLA111566
ATTN: P&I Dept
A/C Name:  Knights of Columbus Life Account
Account #:  200700
P & I Breakdown:  ____________
Ref:  PPN 43730E A@5, Home Properties, L.P., 5.00% Senior Guaranteed Notes, Series B, due 2021

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be e-mailed and mailed to:

Email:  Investments@kofc.org

Knights of Columbus
Life Account #200700
Attn:  Investment Department, 19th Floor
One Columbus Plaza
New Haven, CT  06510-3326
Ph:(203) 752-4127
Fax:(203) 752-4117

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0416470

Deliver Notes to:

The Bank of New York Mellon
One Wall Street
3rd Floor, Window A
New York, NY  10286
Attn:Mary Wong, Assistant Treasurer, Physical Delivery
marywong@bankofny.com  (212) 635-1003
Ref:  Knights of Columbus Life Account #200700

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
Knights of Columbus One Columbus Plaza New Haven, CT 06510-3326 Attention: Investment Accounting Department, 14th Floor	Series B	$10,000,000

Payments

All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds to:

Bank of New York
ABA #021000018
CREDIT A/C:  GLA111566
ATTN: P&I Dept
A/C Name:  Knights of Columbus FPA Account
Account #:  201047
P & I Breakdown:  ____________
Ref:  PPN 43730E A@5, Home Properties, L.P., 5.00% Senior Guaranteed Notes, Series B, due 2021

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be e-mailed and mailed to:

Email:  Investments@kofc.org

Knights of Columbus
FPA Account #201047
Attn:  Investment Department, 19th Floor
One Columbus Plaza
New Haven, CT  06510-3326
Ph:(203) 752-4127
Fax:(203) 752-4117

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  06-0416470

Deliver Notes to:

The Bank of New York Mellon
One Wall Street
3rd Floor, Window A
New York, NY  10286
Attn:Mary Wong, Assistant Treasurer, Physical Delivery
marywong@bankofny.com  (212) 635-1003
Ref:  Knights of Columbus FPA Account #201047

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
Primerica Life Insurance Company c/o Conning, Inc. One Financial Plaza Hartford, Connecticut 06103-2627	Series B	$1,500,000

Payments

All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Primerica Life Insurance Company
Account No.:  900 9000 127
Account Name:  Trust Other Demand IT SSG Custody
FFC Acct. Name:  Primerica Life Insurance Company
FFC Acct. #:  G07131
JPMorgan Chase Bank
One Chase Manhattan Plaza
New York, New York  10081
ABA #021000021
Ref:   PPN 43730E A@5, Home Properties, L.P., 5.00% Senior Guaranteed Notes, Series B, due 2021 AND Breakdown (principal/income) __________

Notices

All notices and communication should be directed to:

Primerica Life Insurance Company
c/o Conning, Inc.
330 Madison Avenue, 9th Floor
New York, NY  10017
Attn:  John DeMallie
Phone:  212-573-0976
Facsimile: 860-299-0452
Email:  John.Demallie@Conning.com

With a copy of all notices and communication directed to:

Primerica Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Private Placement Unit
Phone:  860-299-2173
Facsimile:  860-299-2442
Email:  Conning.Documents@Conning.com

All legal notices and documentation should be directed to:

Primerica Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Vi R. Smalley
Phone:  860-299-2054
Facsimile:  860-299-0054
Email:  Vi.Smalley@Conning.com

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590590

Deliver Notes to:

Primerica Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Vi R. Smalley
Phone:  860-299-2054
Facsimile:  860-299-0054
Email:  Vi.Smalley@Conning.com

Name and Address of Purchaser	Series of Notes to Be Purchased	Principal Amount of Notes to Be Purchased
Senior Health Insurance Company of Pennsylvania c/o Conning, Inc. One Financial Plaza Hartford, Connecticut 06103-2627	Series B	$1,500,000

Payments

All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Senior Health Insurance Company of Pennsylvania
Bank of New York Mellon
One Wall Street
New York, NY  10286
ABA #021000018
Beneficiary:  GLA111566
Attn:  PP P&I Dept.
Ref:  Acct #0050688400-Sr. Health Insurance Co. of PA;
PPN 43730E A@5, Home Properties, L.P., 5.00% Senior Guaranteed Notes, Series B, due 2021 AND Breakdown (principal/income) __________

Notices

All notices and communication should be directed to:

Senior Health Insurance Company of Pennsylvania
c/o Conning, Inc.
330 Madison Avenue, 9th Floor
New York, NY  10017
Attn:  John DeMallie
Phone:  212-573-0976
Facsimile: 860-299-0452
Email:  John.Demallie@Conning.com

With a copy of all notices and communication directed to:

Senior Health Insurance Company of Pennsylvania
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Private Placement Unit
Phone:  860-299-2173
Facsimile:  860-299-2442
Email:  Conning.Documents@Conning.com

All legal notices and documentation should be directed to:

Senior Health Insurance Company of Pennsylvania
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Vi R. Smalley
Phone:  860-299-2054
Facsimile:  860-299-0054
Email:  Vi.Smalley@Conning.com

Name of Nominee in which Notes are to be issued:  HARE & CO.

Taxpayer I.D. Number:  23-0704970

Deliver Notes to:

Senior Health Insurance Company of Pennsylvania
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, Connecticut  06103-2627
Attention:  Vi R. Smalley
Phone:  860-299-2054
Facsimile:  860-299-0054
Email:  Vi.Smalley@Conning.com

Schedule B
Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accession Agreement” means an Accession Agreement substantially in the form attached to the Affiliate Guaranty as Exhibit A.

“Adjusted EBITDA” means, for any period, the sum of NOI for such period for all Projects plus management, development and other income of the Consolidated Businesses for such period less the aggregate Capital Expenditure Reserve Amount with respect to all Projects for such period.

“Adjusted NOI” means, with respect to a Project for any period, NOI for such period from such Project less the Capital Expenditure Reserve Amount for such period with respect to such Project.

“Adjusted Recourse Secured Indebtedness” means all Secured Indebtedness affecting any Project which Secured Indebtedness is recourse (limited to the amount of such Secured Indebtedness that is recourse) to the Parent, the Issuer or their Subsidiaries or Unconsolidated Affiliates (but solely with respect to the Issuer’s pro rata share of such Secured Indebtedness of Unconsolidated Affiliates), if either (i) the amount of such Secured Indebtedness equals an amount greater than 60% of Total Property Value of such Project or (ii) the ratio of Adjusted NOI for the Project affected by such Secured Indebtedness to Debt Service of such Project is less than 1.4 to 1.0.

“Adjusted Unencumbered NOI” means, for any period, NOI not subject to any Liens for such period derived from an Unencumbered Eligible Project less the Capital Expenditure Reserve Amount with respect to such Unencumbered Eligible Project for such period.

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Issuer.

“Affiliate Guaranty” means the Guaranty of the Parent and the other Guarantors from time to time guaranteeing the Issuer’s obligations hereunder and under the Notes substantially in the form of Exhibit 2 hereto.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Approved Rating Agency” means any of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch Ratings, DBRS Ltd., and any other nationally recognized statistical rating organization that is considered an “Acceptable Rating Organization” by the NAIC.

“Bank Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of December 9, 2011 among the Issuer, the Parent and the lenders party thereto as amended, modified, joined, supplemented or restated from time to time, and any renewals, extensions or replacements thereof.

“Blocked Person” is defined in Section 5.16(a).

“Book Value” means the value at which a Project is reported on the financial statements of the Parent in accordance with GAAP, less the amount of any Indebtedness or Liens related to such Property.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Expenditure Reserve Amount” means, for any period, with respect to a Project an amount equal to (i) $300 multiplied by the number of apartment units contained in such Project multiplied by (ii) a fraction, the numerator of which is equal to the number of days in such period and the denominator of which is equal to 365.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capitalization Rate” shall have the meaning ascribed to such term in the Bank Credit Agreement, from time to time and, if for any reason, no Bank Credit Agreement then exists or such term is no longer used therein, the Capitalization Rate most recently in effect.  Notwithstanding the foregoing, in no event shall the “Capitalization Rate” at any time be less than 6.50% for purposes of this Agreement.

“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Parent nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Parent by any Person or group.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Confidential Information” is defined in Section 20.

“Consolidated Businesses” means the Parent, the Issuer, and each of their respective Subsidiaries.

“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of nonmonetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person.  The amount of any Contingent Obligation described in clause (b) shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (A) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (B) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the immediately preceding clause (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of such Person. Notwithstanding anything contained herein to the contrary, (1) guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim and (2) Low Income Housing Credit Program Guarantees shall not be deemed to be Contingent Obligations. Subject to the preceding sentence, (x) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to such Person), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered cash or cash equivalents described herein in the definition of Permitted Investments to secure all or any part of such Person’s guaranteed obligations or (ii) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P, and (y) in the case of a guaranty, (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person.  Contingent Obligations of any Person shall include such Person’s pro rata share of the Contingent Obligations of any Unconsolidated Affiliate of such Person.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Entity” means any of the Subsidiaries of the Parent or the Issuer and any of their respective Controlled Affiliates.

“Debt Service” means for any period the sum of (i) all interest obligations accrued on all Indebtedness with respect to a Project, (ii) all payments of principal required to be made (other than payments of any principal balance remaining to be paid by the terms of the applicable Indebtedness at the maturity thereof) with respect to any Indebtedness on a Project, and (iii) the amortization of loan fees, original issue discount, non-cash interest payments, the interest component of Capital Lease Obligations and hedging costs (but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness), in each case with respect to such Project during such period.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means with respect to each Series of Notes, that rate of interest for such Series of Notes that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of such Series of the Notes or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Development Project” means a Project currently under development that has not achieved while owned by the Issuer or any of its Wholly-owned Subsidiaries an Occupancy Rate of 90% or more for one full calendar quarter or on which the improvements (other than tenant improvements on unoccupied commercial space) related to the development have not been completed for one full calendar quarter; provided, however, a Development Project on which all improvements (other than tenant improvements on unoccupied commercial space) related to the development of such Project have been completed for at least 24 months shall cease to constitute a Development Project as of the last day of the quarter immediately following such 24 month period notwithstanding the fact that such Project has not achieved an Occupancy Rate of at least 90%.

“Electronic Delivery” is defined in Section 7.1(a).

“Eligible Project” means, any Project that (i) is 100% owned by the Issuer and/or any of its Wholly-owned Subsidiaries, (ii) is free of all title defects and material structural defects, (iii) is not a Development Project, (iv) is managed by the Issuer or any Subsidiary of the Issuer, and (v) is free of all Hazardous Materials as verified by an environmental assessment report in the form and substance satisfactory to the Administrative Agent (as defined in the Bank Credit Agreement), unless there is no Administrative Agent, then the Required Holders.

“Encumbered Eligible Project” means any Eligible Project all or any portion of which Eligible Project is encumbered by a Lien or subject to a Negative Pledge.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.

“Equity Value” means, as of a given date, (a) the stockholders’ or owners’ equity of the Parent and its Subsidiaries determined on a consolidated basis, plus (b) accumulated depreciation and amortization, minus (c) the following (to the extent reflected in determining stockholders’ or owners’ equity of the Parent and its Subsidiaries):  (i) the amount of any write-up in the book value of any assets contained in any balance sheet resulting from revaluation thereof or any write-up in excess of the cost of such assets acquired, and (ii) all amounts appearing on the assets side of any such balance sheet for assets which would be classified as intangible assets under GAAP, all determined on a consolidated basis.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business  (whether or not incorporated) that is treated as a single employer together with the Issuer under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Fair Market Value” means, as of any date, with respect to (a) security listed on a national securities exchange or the NASDAQ National Market, the closing price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.

“Form 10-Q” means the Parent’s Quarterly Report filed with the SEC on Form 10-Q.

“Form 10-K” means the Parent’s Annual Report filed with the SEC on Form 10-K.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“General Partner” means the Parent and any successor general partners of the Issuer.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Parent, the Issuer or any of their respective Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantor” means the Parent, the Subsidiaries of the Issuer owning Unencumbered Eligible Projects on the date hereof and each other Subsidiary of the Parent which becomes an additional guarantor under Section 9.7 hereof.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

provided, that the term Guaranty shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) guarantees of completion unless and until a claim for payment has been thereunder, at which time any such guaranty of completion shall be deemed to be a Guaranty in an amount equal to any such claim and (iii) Low Income Housing Credit Program Guarantees.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means toxic substances, hazardous waste, hazardous materials or hazardous substances, as such terms are defined in the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 9601 ET SEQ.), the Comprehensive Environmental, Response, Compensation and Liability Act, as amended (42 U.S.C. Sections 9601 and 9657 ET SEQ.) and/or the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801 ET SEQ.), and the regulations promulgated pursuant to any such laws, any asbestos or asbestos related products and any oils, petroleum-derived compounds or pesticides; provided that “Hazardous Materials” shall not include (a) materials which exist in quantities or in a compounded non-hazardous form in compliance with all applicable Federal, state and local laws, ordinances, rules and regulations such as asphalt contained in road surfacing materials and (b) materials customarily used in the day-to-day operation and maintenance of the Properties which are stored, used and disposed of in accordance with all applicable Federal, state and local laws, ordinances, rules and regulations such as cleaning fluids.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, collar transaction, cap transaction, other swap transaction or other interest or currency exchange rate or commodity price hedging arrangement.

“holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to Section 13.1.

“Improvements” means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Issuer and (c) any items of personal property.

“Indebtedness” of any Person means, without duplication, as of the date of determination:  (a) all obligations (including, without limitation, Contingent Obligations) of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations (including, without limitation, Contingent Obligations) of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations (including, without limitation, Contingent Obligations) of such Person upon which interest charges are customarily paid, (d) all obligations (including, without limitation, Contingent Obligations) of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations (including, without limitation, Contingent Obligations) of such Person, (i) all obligations (including, without limitation, Contingent Obligations) of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations (including, without limitation, Contingent Obligations) of such Person in respect of bankers’ acceptances, (k) net obligations under any Hedging Agreement not entered into as a hedge against existing Indebtedness, in an amount equal to the mark-to-market value for such Hedging Agreement, as determined based upon one or more midmarket or other readily available quotations provided by any recognized dealer in such Hedging Agreement, and (l) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment Grade Credit Rating” means a rating assigned by S&P or Moody’s to the senior unsecured long term debt of a Person of BBB-/Baa3 (or the equivalent) or higher.

“Issuer” means Home Properties, L.P., a New York limited partnership or any successor that becomes such in the manner prescribed in Section 10.2.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Low Income Housing Credit Program Guarantees” means the assurance by the Issuer to limited partners of certain Affiliates of the Issuer, of which the Issuer or a Subsidiary of the Issuer is the general partner, that the real properties developed and operated by such Affiliates under the Low Income Housing Tax Credit program established under the Code will be kept in compliance with applicable requirements to avoid loss of, or recapture of, low income housing tax credits.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Parent, Issuer and their Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, condition (financial or otherwise), of the Parent, the Issuer and its Subsidiaries taken as a whole, or (b) the ability of the Parent, the Issuer or any other Guarantor to perform its respective obligations under any Note Document, or (c) the validity or enforceability of any Note Document.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real estate granting a Lien on such interest in real estate as security for the payment of Indebtedness.

“Mortgage Receivable” means a promissory note secured by a Mortgage of which the Parent, the Issuer or any other Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Note Document or the Primary Credit Facility) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Offering Proceeds” means with respect to any Equity Issuance by a Person, the aggregate amount of all cash and the Fair Market Value of all other property (other than securities of such Person being converted or exchanged in connection with such Equity Issuance) received by such Person in respect of such Equity Issuance net of investment banking fees, legal fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred by such Person in connection with such Equity Issuance.

“NOI” means, net operating income derived from Projects determined in accordance with GAAP, adjusted, however, to exclude accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to account for the actual management fee, if any, paid with respect to Projects.

“Note Documents” means this Agreement, the Notes, and the Affiliate Guaranty.

“Notes” is defined in Section 1.1.

“Occupancy Rate” means, with respect to a Project at any time, the physical occupancy of such Project calculated in a manner consistent with the calculations of physical occupancy prior to the date hereof set forth under the heading Owned Community Results contained in the Earnings Release and Supplemental Information which has been furnished as an exhibit to Form 8-K.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Issuer whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Investments” means unrestricted:

(a)cash;

(b)marketable direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(c)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s ;

(d)investments in domestic and Eurodollar certificates of deposit, banker’s acceptances, time deposits and floating rate certificates of deposit maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof or the District of Columbia which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(e)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (b) above and entered into with a financial institution satisfying the criteria described in clause (d) above;

(f)publicly traded equity securities issued by a REIT that primarily owns multi-family properties provided, however, in no event shall investments under this clause (f) exceed 10% of Total Value at any one time; and

(g)other marketable securities accepted by the Required Holders.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

“Preferred Equity Interests” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Primary Credit Facility” means the Bank Credit Agreement and any other working capital, credit, loan or borrowing facility of the Parent, the Issuer or any of their respective Subsidiaries entered into to refinance, replace or supplement the foregoing (as amended, modified or supplemented from time to time).

“Project” means any residential housing building, related group of buildings or community owned 100%, directly or indirectly, by any of the Consolidated Businesses.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QRS Subsidiary” means Home Properties Trust.

“Real Property” means all of the Consolidated Businesses’ present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the “Premises”), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

“Recourse Secured Indebtedness” means (a) Guaranties of Secured Indebtedness of the Parent, the Issuer and their Subsidiaries and the Issuer’s pro rata share of any Guarantees of Unconsolidated Affiliates, and (b) Secured Indebtedness affecting any Project that is recourse to the Parent, the Issuer or their Subsidiaries or Unconsolidated Affiliates, in the case of each of clauses (a) and (b) limited to the amount of such Guaranty or Secured Indebtedness that is recourse to the Parent, the Issuer or their Subsidiaries or Unconsolidated Affiliates, as the case may be.

“REIT” means a domestic trust or corporation that qualifies as a “real estate investment trust” under the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Notes (without regard to Series) at the time outstanding (exclusive of Notes then owned by the Parent, the Issuer or any of their Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Parent or the Issuer, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means Standard & Poor’s.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Indebtedness” means any Indebtedness secured by a Lien, and in the case of the Issuer, shall include (without duplication) the Issuer’s pro rata share of the Secured Indebtedness of its Unconsolidated Affiliates.

“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Parent or the Issuer, as the case may be.

“Series” is defined in Section 1.1.

“Series A Notes” is defined in Section 1.1.

“Series B Notes” is defined in Section 1.1.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the SEC as in effect on the date hereof) of the Company.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent or the Issuer as the context requires.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Total Interest Expense” means, for any period, the sum of (i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period in each case including participating interest expense, the amortization of loan fees, original issue discount, non-cash interest payment, the interest component of Capital Lease Obligations and hedging costs but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

“Total Outstanding Indebtedness” means, as of any date, the sum of (i) all Indebtedness of the Consolidated Businesses and (ii) without duplication, all Contingent Obligations of the Consolidated Businesses which are recourse to such Person or any other Consolidated Business. “Total Outstanding Indebtedness” shall not be deemed to include (a) completion guarantees of construction loans or (b) Low Income Housing Tax Credit Program Guarantees. For the avoidance of doubt, Total Outstanding Indebtedness shall include the Issuer’s pro rata share of the Indebtedness and Contingent Obligations of its Unconsolidated Affiliates.

“Total Outstanding Unsecured Indebtedness” means, as of any date, all Indebtedness which is not Secured Indebtedness.

“Total Property Value” means, as of any date, (i) with respect to any Project that has been owned by a Consolidated Business, and for any Project that has ceased to be a Development Project, for not less than four full consecutive calendar quarters, an amount equal to Adjusted NOI relating to such Project for the immediately preceding four full consecutive calendar quarters divided by the Capitalization Rate, (ii) with respect to any Project that has ceased to be a Development Project for more than one full calendar quarter but less than four full consecutive calendar quarters, an amount equal to (x) Adjusted NOI relating to such Project for the immediately preceding full consecutive calendar quarters that such Project has ceased to be a Development Project, multiplied by (y) a ratio the numerator of which is four and the denominator of which is the number of immediately preceding full consecutive calendar quarters that such Project has ceased to be a Development Project and divided by (z) the Capitalization Rate and (iii) with respect to any Project which has been owned by a Consolidated Business for less than four full consecutive calendar quarters, an amount equal to the cost of acquiring such Projects less reasonable and customary transaction costs incurred in connection with such acquisition.

“Total Unencumbered Property Value” means, as of any measurement date, the sum of (i) with respect to Unencumbered Eligible Projects that have been owned by a Consolidated Business, and for any Unencumbered Eligible Project that has ceased to be a Development Project, for not less than four full consecutive calendar quarters, an amount equal to Adjusted NOI for all such Unencumbered Eligible Projects for the immediately preceding four full consecutive calendar quarters as of the measurement date, divided by the Capitalization Rate; (ii) with respect to all Unencumbered Eligible Projects that have ceased to be a Development Project for more than one full calendar quarter but less than four full consecutive calendar quarters, an amount equal to (x) Adjusted NOI for each such Unencumbered Eligible Project for the immediately preceding full consecutive calendar quarters that such Unencumbered Eligible Project has ceased to be a Development Project, multiplied by (y) a ratio the numerator of which is four and the denominator of which is the number of immediately preceding full consecutive calendar quarters that such Unencumbered Eligible Project has ceased to be a Development Project and divided by (z) the Capitalization Rate; (iii) with respect to Unencumbered Eligible Projects which have been owned by a Consolidated Business for less than four full consecutive calendar quarters as of the measurement date, an amount equal to the cost of acquiring all such Unencumbered Eligible Projects less reasonable and customary transaction costs incurred in connection with such acquisition and (iv) an amount equal to the lesser of (a) the sum of (x) 100% of Book Value of undeveloped land not subject to a Lien that is owned by the Consolidated Businesses and (y) 100% of Book Value of Projects not subject to a Lien on which construction is in progress; and (b) 25% of Total Unencumbered Property Value before including the amount of Total Unencumbered Property Value derived from this clause (iv).

“Total Value” means, as of any date, the sum of (i) Total Property Value for all Eligible Projects; (ii) an amount equal to 75% of all investments in Mortgage Receivables provided, that the maximum value of investments in Mortgage Receivables that may be included for purposes of this Section (ii) shall not exceed 5% of Total Value; (iii) unrestricted Permitted Investments of the Consolidated Businesses; (iv) an amount equal to the lesser of (a) the sum of (x) 100% of Book Value of undeveloped land not subject to a Lien that is owned by the Consolidated Businesses and (y) 100% of Book Value of any Development Projects; and (b) 10% of Total Value before including the amount of Total Value derived from this clause (iv); and (v) without duplication (including exclusion of any Project the value of which is included in clause (iv) above), any Consolidated Business’s pro rata share of investments in Real Property not constituting Eligible Projects, valued at the lower of the cost of such investment or the value of such investment as determined in a manner consistent with clauses (i) (calculated as if such investment were an Eligible Project) and clauses (ii) through (iv) above, as applicable.  The Issuer’s pro rata share of assets held by Unconsolidated Affiliates (excluding assets of the type described in the immediately preceding clause (iii)) will be included in Total Value calculations consistent with the above described treatment for assets of Consolidated Businesses (including, without limitation, Eligible Projects of Unconsolidated Affiliates disregarding clause (i) of the definition of Eligible Projects).

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Eligible Project” means any Eligible Project which is 100% owned by the Issuer and/or any Guarantor and that is not an Encumbered Eligible Project.

“Unsecured Interest Expense” means the interest expense paid, accrued or capitalized on all Total Outstanding Indebtedness that is not Secured Indebtedness for the applicable period.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Issuer and the Issuer’s other Wholly-Owned Subsidiaries at such time.

Schedule B
(to Note Purchase Agreement)

SCHEDULE 5.3
Disclosure Documents

The following report of the Parent filed with the Securities and Exchange Commission and the documents incorporated therein by reference or filed as exhibits thereto:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2009

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2010

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2011

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2011

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2011

•	Current Report on Form 8-K filed on February 16, 2011

•	Current Report on Form 8-K filed on May 5, 2011

•	Current Reports (2) on Form 8-K filed on September 19, 2011

•	Current Report on Form 8-K filed on September 20, 2011

•	Current Report on Form 8-K filed on October 31, 2011

•	Current Report on Form 8-K filed on December 13, 2011

The certificates of officers of the Parent, for itself, the Issuer and the Subsidiary Guarantors pursuant to Section 4.3 of the Note Purchase Agreement.

The other Schedules to the Note Purchase Agreement.

Schedule 5.3
(to Note Purchase Agreement)

SCHEDULE 5.4

Home Properties, Inc.
("HME")
Home Properties I, LLC ("HPI")
Owned 100% by HME
Home Properties II, LLC ("HPII")
Owned 100% by HME
Home Properties Trust
Owned 100% by HPI
Individual OP Unitholders
"UPREIT Units"
Home Properties, L.P
(See Schedule B for Ownership Interests)
Home Properties Resident Services, Inc.
Subsidiaries
(Schedule A Attached)

Note: See Schedule B attached for a description of certain entities See Schedule C for List of Senior Officers and Directors.

Schedule 5.4
(to Note Purchase Agreement)

SCHEDULE 5.4
LIST OF SUBSIDIARIES

	State of Formation	State(s) of Qualification	Ownership interests*

Limited Liability Companies:
Arsenal Street Fee Holding, LLC	NY		100% owned by Home Properties, L.P.
Arsenal Street Leasehold Holding, LLC	NY		100% owned by Home Properties, L.P.
Barrington Gardens, LLC	NJ		100% owned by Home Properties, L.P.
Century Investors, LLC	NY		100% owned by Home Properties, L.P.
The Colony of Home Properties, LLC	NY	IL	100% owned by Home Properties, L.P.
Curren Terrace, L.L.C.	NY	PA	100% owned by Home Properties, L.P.
Hackensack Gardens Apartments, L.L.C.	NJ		100% owned by Home Properties, L.P.
Hampton Lakes Associates, LLC	FL		100% owned by Home Properties, L.P.
Hampton Lakes II Associates, LLC	FL		100% owned by Home Properties, L.P.
Hampton Place Joint Venture, LLC	FL		100% owned by Home Properties, L.P.
Home Properties 1200 East West, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Annapolis Roads, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Bayview Colonial, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Beverly, LLC	MA		100% owned by Home Properties, L.P.
Home Properties Blackhawk, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties Bonnie Ridge LLC	MD		100% owned by Home Properties, L.P.
Home Properties Braddock Lee, LLC	NY	VA	100% owned by Home Properties, L.P.
Home Properties Broadlawn, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Brooke, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Cambridge Court, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Cambridge Village, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Canterbury No. 1, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Canterbury No. 2, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Canterbury No. 3, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Canterbury No. 4, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Castle Club, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Channel Townhomes, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Charleston, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Charleston IV, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Chatham Hill, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Cider Mill, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Cinnamon Run I, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Cinnamon Run II, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Cobblestone, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Colonies, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties Columbia, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Country Village LLC	MD		100% owned by Home Properties, L.P.
Home Properties Courtyard Village, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties Cove Townhomes, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Crescent Club, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Cypress Place, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties Deer Grove, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties DE Selford, LLC	DE	MD	100% owned by Home Properties, L.P.
Home Properties DE South Bay, LLC	DE	NY	100% owned by Home Properties, L.P.
Home Properties DE Stoughton, LLC	DE	MA	100% owned by Home Properties, L.P.
Home Properties DE Tamarron, LLC	DE	MD	100% owned by Home Properties, L.P.
Home Properties DE Woodmont, LLC	DE	NY	100% owned by Home Properties, L.P.
Home Properties of Devon, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Dulles, LLC	VA		100% owned by Home Properties, L.P.
Home Properties East Meadow, LLC	DE	VA	100% owned by Home Properties, L.P.
Home Properties Elmwood Terrace, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fair Oaks, LLC	DE	VA	100% owned by Home Properties, L.P.
Home Properties Falcon Crest Townhouses, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Falkland Chase, LLC	DE	MD	100% owned by Home Properties, L.P.
Home Properties Falkland North, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fox Hall 1, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fox Hall 2, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fox Hall 3, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fox Hall 4, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Fox Hall 5, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Gardencrest, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Golf Club, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Hauppauge, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Hawthorne, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Haynes Farm, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Heights MA, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Heritage Square, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Heritage Woods, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Highland House, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Holiday Square, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Hunters Glen, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Huntington Metro, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Lake Grove, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Lakeview, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Lakeview Townhomes, LLC	NY	IL	100% owned by Home Properties, L.P.
Home Properties Liberty Commons, LLC	NY	ME	100% owned by Home Properties, L.P.
Home Properties Liberty Place, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Lighthouse Townhomes, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Manor, LLC	DE	VA	100% owned by Home Properties, L.P.
Home Properties Manor, LLC	NY	MD	100% owned by Home Properties Maryland XXVII, LLC
Home Properties Mansion House, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Marshfield, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Maryland, LLC	MD		33.33%-Home Properties Morningside Heights, LLC 33.33%-Home Properties Morningside North, LLC 33.33%-Home Properties Morningside Six, LLC
Home Properties Maryland II, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland III, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland IV, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland VI, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland VII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland VIII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland IX, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XI, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XIII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XIV, LLC	MD		27%-Home Properties Fox Hall 1, LLC 31%-Home Properties Fox Hall 2, LLC 22%-Home Properties Fox Hall 3, LLC 10%-Home Properties Fox Hall 4, LLC 10% Home Properties Fox Hall 5, LLC
Home Properties Maryland XV, LLC	MD		72%-Home Properties Peppertree Farm I, LLC 28%-Home Properties Peppertree Farm II, LLC
Home Properties Maryland XVI, LLC	MD		56%-Home Properties Cinnamon Run I, LLC 34%-Home Properties Peppertree Farm III, LLC 10%-Home Properties Cinnamon Run II, LLC
Home Properties Maryland XVII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XVIII, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XIX, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XX, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XXI, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Maryland XXII, LLC	DE	MD	100% owned by Home Properties, L.P.
Home Properties Maryland XXIII, LLC	DE	MD	100% owned by Home Properties, L.P.
Home Properties Maryland XXIV, LLC	MD		100% owned by Home Properties Annapolis Roads, LLC
Home Properties Maryland XXV, LLC	MD		100% owned by Home Properties Columbia, LLC
Home Properties Maryland XXVI, LLC	MD		100% owned by Home Properties Charleston, LLC
Home Properties Maryland XXVII, LLC	MD
Home Properties Maryland XXVIII, LLC	MD		100% owned by Home Properties Heritage Woods, LLC
Home Properties Maryland XXIX, LLC	MD		100% owned by Home Properties Topfield, LLC
Home Properties Meadows MA, LLC	NY	MA	100% owned by Home Properties, L.P.
Home Properties Mid-Island, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Middlebrooke, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Morningside Heights LLC	MD		100% owned by Home Properties, L.P.
Home Properties Morningside North, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Morningside Six, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Mount Vernon, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Muncy, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Newport Village, LLC	VA		100% owned by Home Properties, L.P.
Home Properties North Plainfield, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Orleans Village, LLC	NY	VA	100% owned by Home Properties, L.P.
Home Properties Owings Run 1, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Owings Run 2, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Patricia Gardens, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Peppertree Farm I, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Peppertree Farm II, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Peppertree Farm III, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Pleasant View, LLC	NJ		100% owned by Home Properties, L.P.
Home Properties Pleasure Bay, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Potomac Falls, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Racquet Club East, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Ridgeview Chase, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Ripley Street LLC	MD		100% owned by Home Properties, L.P.
Home Properties Rivers Edge, LLC	NJ		100% owned by Home Properties, L.P.
Home Properties Saddle Brooke, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Sandalwood, LLC	NY	MD	100% owned by Home Properties, L.P.
Home Properrties Sayville, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Selford Townhouses, LLC	MD		99%-Home Properties, L.P. 1%-Home Properties DE Selford, LLC
Home Properties Seminary Hills, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Seminary Towers, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Sherry Lake, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Sherwood Gardens, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Somerset Park, LLC	VA		100% owned by Home Properties, L.P.
Home Properties South Bay Manor LLC	NY		99%-Home Properties, L.P. 1%-Home Properties DE South Bay, LLC
Home Properties Southern Meadows, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Stoughton, LLC	NY	MA	99%-Home Properties, L.P.l 1%-Home Properties DE Stoughton, LLC
Home Properties Stratford Greens, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Sunset Gardens, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Sycamores, LLC	NY	VA	100% owned by Home Properties, L.P.
Home Properties Tamarron, LLC	MD		99%-Home Properties, L.P. 1%-Home Properties DE Tamarron, LLC
Home Properties Timbercroft I, LLC	MD		99%-Home Properties, L.P. 1%-Ann McCormick
Home Properties Timbercroft III, LLC	MD		99%-Home Properties, L.P. 1%-Ann McCormick
Home Properties Topfield, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Trexler Park, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Trexler Park West, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Tysons, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Village Square, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Virginia Village, LLC	VA		100% owned by Home Properties, L.P.
Home Properties Waterview, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Wayne Village, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Wellington Trace Apartments, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Westbrooke, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Westchester West, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Westwood Village, LLC	NY		100% owned by Home Properties, L.P.
Home Properties Whitemarsh, LLC	DE	PA	100% owned by Home Properties, L.P.
Home Properties William Henry, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties William Henry II, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties William Henry III, LLC	NY	PA	100% owned by Home Properties, L.P.
Home Properties Windsor, LLC	NY	NJ	100% owned by Home Properties, L.P.
Home Properties Woodleaf, LLC	DE	MD	95%-HPLP 5%-Century Investors, LLC
Home Properties WMF I, LLC	NY	VA, ME, NJ, DE, OH	100% owned by Home Properties, L.P.
Home Properties Woodholme Manor, LLC	MD		100% owned by Home Properties, L.P.
Home Properties Woodmont Village, LLC	NY		99%-Home Properties, L.P. 1%-Home Properties DE Woodmont, LLC
Home Properties Yorkshire Village, LLC	NY		100% owned by Home Properties, L.P.
Jacob Ford Village, LLC	NJ		100% owned by Home Properties, L.P.
Royal Gardens Associates, L.L.C.	NY	NJ	100% owned by Home Properties, L.P.

Corporations
Hampton Village Property Owners' Association, Inc.	FL		33.33%-Hampton Lakes Associates, LLC 33.33%-Hampton Lakes II Associates, LLC 33.33%-Hampton Place Joint Venture, LLC
Briggs Wedgewood, Inc.	NY	OH	49%-Home Properties Resident Services, Inc. 51%-Affordable Housing Assistance Corp.

Partnerships
Briggs Wedgewood Associates, LP	NY	OH	.01%-Briggs Wedgewood, Inc. (GP) 99.9%-Boston Capital limited partners
Home Properties Bittersweet, L.P.	NY	MA	95%-HPLP 5%-Century Investors, LLC
Home Properties Dunfield Townhouses, LLLP	MD		95%-HPLP 5%-Century Investors, LLC
Home Properties Gateway Village Limited Partnership	MD		95%-HPLP 5%-Century Investors, LLC
Sherry Lake Associates	NY	PA	99.9%-HPLP .1%-Home Properties Sherry Lake, LLC
Valley Park South Partnership	NY		99.9%-HPLP .1%-Century Investors, LLC

*100% owned by Home Properties, L.P. unless otherwise indicated

Schedule 5.4
(to Note Purchase Agreement)

SCHEDULE 5.4
SCHEDULE B

Home Properties, Inc. (HME)	Maryland Corp.

Qualified in: New York, Ohio, Pennsylvania, Virginia, Indiana, Illinois, DC, Massachusetts, Florida, New Jersey

Authorized capital stock of HME consists of 80 million shares of Common Stock, par value $.01 per share, 10 million shares of Preferred Stock, par value $.01 per share and 10 million shares of Excess Stock, par value $.01 per share.  As of September 30, 2011 48,264,100 shares of Common Stock and 2,777,856 options to purchase stock under HME’s stock purchase plans were issued and outstanding.

Home Properties, L.P.	New York limited partnership.

Qualified in: Delaware, Maryland, Maine, Virginia, Illinois, Indiana, New Jersey, Ohio, Pennsylvania, Massachusetts, Florida, Connecticut, DC

1% owned by Home Properties, Inc.; approximately 80.72% owned as of September 30, 2011 by Home Properties Trust

Home Properties Trust	Maryland real estate trust 100% owned by Home Properties I, LLC

Home Properties I, LLC	New York limited liability company 100% owned by HME

Home Properties II, LLC	New York limited liability company 100% owned by HME

Home Properties Resident Services, Inc.	Maryland corporation owned 100% by Home Properties, L.P.

Home Properties Florida Management, Inc.	Florida corporation owned 100% by HME.

Home Properties Springing Member, LLC	Delaware limited liability company owned 100% by HME.

Other Subsidiaries	See Schedule A

Schedule 5.4
(to Note Purchase Agreement)

SCHEDULE 5.4
SCHEDULE C

SENIOR OFFICERS AND DIRECTORS
OF HOME PROPERTIES, INC.

DIRECTORS

Stephen R. Blank
Alan L. Gosule
Leonard F. Helbig, III
Charles J. Koch
Thomas P. Lydon, Jr.
Edward Pettinella
Clifford W. Smith, Jr.
Amy L. Tait

OFFICERS:

Name:	Title:
Lisa M. Critchley	Senior Vice President
Scott A. Doyle	Senior Vice President
David P. Gardner	Chief Financial Officer and Executive Vice President
Donald R. Hague	Senior Vice President
Robert J. Luken	Senior Vice President and Treasurer
Ann M. McCormick	General Counsel, Executive Vice President & Secretary
Bernard J. Quinn	Senior Vice President
John E. Smith	Senior Vice President

Schedule 5.4
(to Note Purchase Agreement)

SCHEDULE 5.5
Financial Statements

All of the annual and quarterly consolidated financial statements and the notes thereto included in the Annual Reports on Form 10-K and the Quarterly Reports on Form 10-Q referenced in Schedule 5.3 to this Agreement.

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness

Schedule 5.15
HOME PROPERTIES							10/31/11
Debt Summary Schedule - Contractual Terms and Balances

					10/31/2011	MATURITY	YRS TO
PROPERTY		LENDER	BORROWER	RATE	BALANCE	DATE	MATURITY

Mount Vernon Square	(1)	KeyBank RE Cap-Fannie Mae	Home Properties Mount Vernon, LLC	5.23	$82,909,586	1/1/2012	0.17
Multi-Property Notes Pay		Seller Financing	Home Properties, L.P.	4.00	83,167	2/1/2012	0.25
Timbercroft III - 1st		Berkadia - HUD	Home Properties Timbercroft III, LLC	8.00	53,775	2/1/2012	0.25
Castle Club Apartments		NorthMarq - Freddie Mac	Home Properties Castle Club, LLC	7.08	6,091,998	5/1/2012	0.50
Gateway Village		Prudential - Fannie Mae	Home Properties Maryland II, LLC	6.89	6,249,299	5/1/2012	0.50
The New Colonies		Prudential - Fannie Mae	Home Properties Colones, LLC	7.11	17,565,941	6/1/2012	0.59
Woodholme Manor		Prudential - Fannie Mae	Home Properties Maryland III, LLC	7.17	3,379,026	7/1/2012	0.67
Liberty Place	(1)	CW Capital- Fannie Mae	Home Properties Liberty Place, LLC	6.79	5,681,613	11/1/2012	1.01
Hackensack Gardens - 1st		JPMorgan Chase - Fannie Mae	Hackensack Gardens Apartments, LLC	5.26	4,297,069	3/1/2013	1.33
Hackensack Gardens - 2nd		JPMorgan Chase - Fannie Mae	Hackensack Gardens Apartments, LLC	5.44	4,199,761	3/1/2013	1.33
Barrington Gardens		Wachovia - Freddie Mac	Barrington Gardens, LLC	4.96	10,834,625	4/1/2013	1.42
Canterbury Apartments - 1st		M&T Realty-Fannie Mae	Home Properties Maryland VIII, LLC	5.02	26,177,580	5/1/2013	1.50
Canterbury Apartments - 2nd		M&T Realty-Fannie Mae	Home Properties Maryland VIII, LLC	6.46	16,444,783	5/1/2013	1.50
Multi-Property		Prudential - Fannie Mae	Home Properties Falcon Crest Townhouses, LLC	6.48	100,000,000	8/31/2013	1.84
			Home Properties Broadlawn, LLC
			Home Properties WMF I, LLC
Saddle Brook Apts. - 1st	(1)	Wells Fargo - Fannie Mae	Home Properties Maryland XIX, LLC	4.87	27,212,006	11/1/2013	2.01
Saddle Brook Apts. - 2nd	(1)	Wells Fargo - Fannie Mae	Home Properties Maryland XIX, LLC	6.12	3,158,372	11/1/2013	2.01
Falkland Chase		Centerline - Fannie Mae	Home Properties XI, LLC	5.48	10,858,052	4/1/2014	2.42
The Apts. At Wellington Trace		M&T Realty - Freddie Mac	Home Properties Maryland XIII, LLC	5.52	23,526,669	4/1/2014	2.42
Hawthorne Court		Centerline - Fannie Mae	Home Properties Hawthorne, LLC	5.27	33,900,398	7/1/2014	2.67
The Greens at Columbia		M&T Realty-Fannie Mae	Home Properties Maryland XXV, LLC	4.93	9,358,727	8/1/2014	2.75
Curren Terrace - 1st		M&T Realty - Freddie Mac	Curren Terrace, LLC	5.36	13,197,174	10/1/2014	2.92
Curren Terrace - 2nd		M&T Realty - Freddie Mac	Curren Terrace, LLC	5.09	9,650,849	10/1/2014	2.92
Westchester West - 1st	(1)	Deutsche Bank - Freddie	Home Properties Maryland XX, LLC	5.03	27,437,686	3/1/2015	3.33
Westchester West - 2nd	(1)	Deutsche Bank - Freddie	Home Properties Maryland XX, LLC	5.89	7,553,096	3/1/2015	3.33
Stratford Greens		Capital One Bank	Home Properties Stratford Greens, LLC	5.75	30,533,691	7/1/2015	3.67
Sayville Commons		M&T Realty - Freddie Mac	Home Properties Sayville, LLC	5.00	39,070,157	8/1/2015	3.75
Charleston Place - Note 1	(1)	Wells Fargo - Freddie Mac	Home Properties Maryland XXVI, LLC	4.97	31,200,000	9/1/2015	3.84
Charleston Place - Note 2	(1)	Wells Fargo - Freddie Mac	Home Properties Maryland XXVI, LLC	5.29	21,300,000	9/1/2015	3.84
Charleston Place - Note 3	(1)	Wells Fargo - Freddie Mac	Home Properties Maryland XXVI, LLC	5.92	18,250,000	9/1/2015	3.84
Cypress Place Apartments		Prudential - Fannie Mae	Home Properties Cypress Place, LLC	6.56	10,090,590	11/1/2015	4.01
Golf Club Apartments		Prudential - Fannie Mae	Home Properties Golf Club, LLC	6.38	32,528,051	11/1/2015	4.01
Northwood Apartments		M&T Realty - Freddie Mac	Home Properties North Plainfield, LLC	5.50	10,405,186	12/1/2015	4.09
Cinnamon Run - 1st		M&T Realty - Freddie Mac	Home Properties Maryland XVI, LLC	5.25	49,323,547	1/1/2016	4.17
Cinnamon Run - 2nd		M&T Realty - Freddie Mac	Home Properties Maryland XVI, LLC	5.55	5,116,776	1/1/2016	4.17
Peppertree Farm - 1st		M&T Realty - Freddie Mac	Home Properties Maryland XV, LLC	5.25	75,918,652	1/1/2016	4.17
Peppertree Farm - 2nd		M&T Realty - Freddie Mac	Home Properties Maryland XV, LLC	5.55	1,860,642	1/1/2016	4.17
The Hamptons/Vinings at Hamptons		Prudential - Fannie Mae	Hampton Place Joint Venture, LLC	5.57	50,081,133	2/1/2016	4.26
			Hampton Lakes Associates, LLC
			Hampton Lakes II Associates, LLC
Devonshire - 1st		Wachovia - Fannie Mae	Home Properties Hauppague, LLLC	5.60	36,659,464	4/1/2016	4.42
Devonshire - 2nd		Wachovia - Fannie Mae	Home Properties Hauppague, LLLC	6.24	8,254,066	4/1/2016	4.42
Mid-Island		Prudential - Fannie Mae	Home Properties Mid-Island, LLC	5.48	19,211,287	4/1/2016	4.42
Owings Run 1 & 2		Prudential - Fannie Mae	Home Properties Maryland XVIII, LLC	5.59	41,591,986	4/1/2016	4.42
Country Village		Centerline - Fannie Mae	Home Properties Maryland XVII, LLC	5.52	18,396,954	6/1/2016	4.59
Fox Hall Apartments		Columbia Nat'l - Freddie Mac	Home Properties Maryland XIV, LLC	5.61	47,000,000	6/1/2017	5.59
Mill Towne Village		Prudential - Fannie Mae	Home Properties Maryland IV, LLC	5.99	24,239,000	9/1/2017	5.84
Royal Gardens Apts.		M&T Realty - Freddie Mac	Royal Garden Associates, L.L.C.	5.83	47,000,000	11/1/2017	6.01
Village Square 1, 2 & 3		Prudential - Fannie Mae	Home Properties Maryland VI, LLC	5.81	39,285,000	12/1/2017	6.09
Chatham Hill		M&T Realty - Freddie Mac	Home Properties Chatham Hill. LLC	5.59	43,934,235	1/1/2018	6.18
William Henry Apartments		PNC - Fannie Mae	Home Properties William Henry, LLC	4.85	28,337,899	1/1/2018	6.18
Seminary Towers Apartments		Prudential - Fannie Mae	Home Properties Seminary Towers, LLC	5.49	53,515,000	7/1/2018	6.67
The Manor (MD)		Prudential - Fannie Mae	Home Propeties Maryland XXVII, LLC	4.23	46,000,119	11/1/2018	7.01
Bonnie Ridge - 1st		Prudential Life	Home Properties Maryland IX, LLC	6.60	10,276,361	12/15/2018	7.13
Bonnie Ridge - 2nd		Prudential Life	Home Properties Maryland IX, LLC	6.16	17,452,692	12/15/2018	7.13
Bonnie Ridge - 3rd		Prudential Life	Home Properties Maryland IX, LLC	6.07	24,551,221	12/15/2018	7.13
Annapolis Roads		AmeriSphere - Fannie Mae	Home Properties XXIV, LLC	5.12	23,742,173	1/1/2019	7.18
Ridgeview at Wakefield Valley		M&T Realty - Freddie Mac	Home Properties Maryland XXI, LLC	5.75	18,080,799	1/1/2019	7.18
The Sycamores		M&T Realty - Freddie Mac	Home Properties Sycamores, LLC	5.71	21,078,879	1/1/2019	7.18
Top Field Apartments		M&T Realty-Fannie Mae	Home Properties Maryland XIX, LLC	4.84	16,443,541	1/1/2019	7.18
Westwood Village		M&T Realty - Freddie Mac	Home Properties Westwood Village, LLC	5.68	46,185,958	1/1/2019	7.18
Timbercroft III - 2nd		M & T Realty - HUD	Home Properties Timbercroft III, LLC	8.38	2,044,440	6/1/2019	7.59
Timbercroft Townhomes 1 - 2nd		M & T Realty - HUD	Home Properties Timbercroft I, LLC	8.38	1,388,020	6/1/2019	7.59
The Brooke at Peachtree		Wells Fargo - Fannie Mae	Home Properties Brooke, LLC	5.47	12,202,468	7/1/2019	7.67
Glen Manor		Prudential - Fannie Mae	Home Properties. L.P.	5.83	7,841,119	8/1/2019	7.76
Ridley Brook		Prudential - Fannie Mae	Home Properties, L.P.	5.83	13,016,939	8/1/2019	7.76
The Courts at Fair Oaks	(1)	CW Capital- Freddie Mac CME	Home Properties Fair Oaks, LLC	5.66	45,909,331	8/1/2019	7.76
Southern Meadows		Red Mortgage - Fannie Mae	Home Properties Southern Meadows, LLC	5.36	40,361,272	10/1/2019	7.92
Elmwood Terrace		M & T Realty - Fannie Mae	Home Properties Maryland VII, LLC	5.56	26,492,289	11/1/2019	8.01
Lakeview		Greystone - Fannie Mae	Home Properties Lakeview, LLC	5.31	8,996,441	12/1/2019	8.09
The Landings		Prudential - Fannie Mae	Valley Park South Partnership	5.60	25,922,331	1/1/2020	8.18
East Meadow Apartments		M&T Realty - Freddie Mac CME	Home Properties East Meadow, LLC	5.40	14,594,345	5/1/2020	8.51
Selford Townhomes		M&T Realty - Freddie Mac CME	Home Properties Maryland XXIII, LLC	5.40	8,823,074	5/1/2020	8.51
South Bay Manor		M&T Realty - Freddie Mac CME	Home Properties South Bay Manor, LLC	5.40	6,690,831	5/1/2020	8.51
Stone Ends Apts.		M&T Realty - Freddie Mac CME	Home Properties Stoughton, LLC	5.40	24,851,659	5/1/2020	8.51
Tamarron Apartments		M&T Realty - Freddie Mac CME	Home Properties Maryland XXII, LLC	5.40	14,602,188	5/1/2020	8.51
The Manor (VA)		M&T Realty - Freddie Mac CME	Home Properties Manor, LLC	5.40	13,705,176	5/1/2020	8.51
Woodmont Village		M&T Realty - Freddie Mac CME	Home Properties Woodmont Village, LLC	5.40	9,888,706	5/1/2020	8.51
Trexler Park		Greystone - Fannie Mae	Home Properties Trexler Park, LLC	4.34	38,173,988	9/1/2020	8.84
Arbor Park of Alexandria		Prudential - Fannie Mae	Home Properties Orleans Village, LLC	4.35	96,231,213	11/1/2020	9.01
New Orleans Park		M & T Realty - Fannie Mae	Home Properties, L.P.	4.58	23,382,065	11/1/2020	9.01
Racquet Club East		PNC - Fannie Mae	Home Properties Racquest Club East, LLC	4.74	37,409,170	12/1/2020	9.09
Heritage Woods Apts		Greystone - Fannie Mae	Home Properties Maryland XXVIII, LLC	5.39	14,358,071	1/1/2021	9.18
The Meadows at Marlborough		Prudential - Fannie Mae	Home Properties Meadows MA, LLC	5.50	20,967,335	1/1/2021	9.18
Home Properties of Devon		M & T Realty - Fannie Mae	Home Properties of Devon, LLC	4.85	60,258,650	8/1/2021	9.76
Pleasant View Gardens		Prudential - Fannie Mae	Home Properties Pleasant View, LLC	4.51	95,186,032	11/1/2021	10.01
Dunfield Townhomes		Centerline - HUD	Home Properties Dunfield Townhouses, LLLP	5.25	11,535,925	9/1/2028	16.85
Highland House	(1)	Arbor Comml - Fannie Mae	Home Properties Highland House, LLC	6.99	5,507,009	1/1/2029	17.18
Westwoods	(1)	Midland Loan Services - HUD	Home Properties Bittersweet, L.P.	5.60	3,604,461	6/1/2034	22.60

WTD AVG - FIXED SECURED				5.39	2,140,680,861		5.78

VARIABLE RATE
Virginia Village		Wachovia - Freddie Mac	Home Properties Virginia Village, LLC	1.99	29,238,275	7/1/2015	3.67
Adjusts Monthly - Freddie 30d Ref + 1.99
Hill Brook Apts		M&T Realty - Freddie Mac	Home Properties, L.P.	3.53	12,618,465	9/1/2016	4.84
Adjusts Monthly - 30L + 2.85 + .44
Wayne Village		M&T Realty - Freddie Mac	Home Properties Wayne Village, LLC	3.63	25,694,986	9/1/2016	4.84
Adjusts Monthly - 30L + 3.00 + .387
Cider Mill Apts		M&T Realty - Freddie Mac	Home Properties Cider Mill, LLC	3.41	61,720,293	1/1/2017	5.18
Adjusts Monthly - 30L + 2.89 + .31
The Heights at Marlborough		PNC Real Estate	Home Properties Heights MA, LLC	3.61	23,216,810	1/1/2017	5.18
Adjusts Monthly - 30L + 3.02 + .35
Sherry Lake		M&T Realty - Freddie Mac	Sherry Lake Associates	3.14	25,602,298	4/1/2017	5.42
Adjusts Monthly - 30L + 2.67 + .226
Falkland Chase		Montgomery Cty HOC-Fannie Mae	Home Properties Falkland Chase, LLC	1.19	24,695,000	10/1/2030	18.93
Adjusts Weekly - BMA Index + 1.10

WTD AVG - VARIABLE SECURED				2.96	202,786,126		6.60

WTD AVG - TOTAL SECURED DEBT				5.18	2,343,466,987		5.85

SENIOR UNSECURED	(1)	Various Note Holders	Home Properties, L.P.	4.13	140,000,000	11/1/2011	0.00

UNSECURED REVOLVER
Unsecured Line of Credit		M and T Bank et. al.	Home Properties, L.P.	2.55	16,000,000	8/31/2012	0.84
Variable Adjusts Daily 30 LIBOR + 2.30

WTD AVG - COMBINED DEBT				5.11	$2,499,466,987		5.49

(1)	General ledger balances and rates that are adjusted pursuant to ASC 805-10 (f.k.a FAS 141R) have been revised to reflect actual contractual amounts due to lenders.

Schedule 5.15
(to Note Purchase Agreement)

[Form of Series A Note]

Home Properties, L.P.

4.46% Senior Guaranteed Note, Series A, Due December 19, 2018

No. [_____] [Date]
$[_______] PPN 43730E A*7

For Value Received, the undersigned, Home Properties, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of New York, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 19, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.46% per annum from the date hereof, payable semiannually, on the nineteenth day of June and December in each year, commencing with the June 19 or December 19 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.46% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Rochester, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series A, (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 19, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Parent, the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

This Note is guaranteed by the Parent and certain Affiliates of the Issuer pursuant to that certain Affiliate Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Home Properties, L.P.

By: Home Properties, Inc.,
Its general partner

By
[Title]

Exhibit 1-A
(to Note Purchase Agreement)

[Form of Series B Note]

Home Properties, L.P.

5.00% Senior Guaranteed Note, Series B, Due December 19, 2021

No. [_____] [Date]
$[_______] PPN 43730E A@5

For Value Received, the undersigned, Home Properties, L.P. (herein called the “Issuer”), a limited partnership organized and existing under the laws of the State of New York, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on December 19, 2021, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.00% per annum from the date hereof, payable semiannually, on the nineteenth day of June and December in each year, commencing with the June 19 or December 19 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.00% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Rochester, New York or at such other place as the Issuer shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes, Series B, (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 19, 2011 (as from time to time amended, the “Note Purchase Agreement”), among the Parent, the Issuer and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

This Note is guaranteed by the Parent and certain Affiliates of the Issuer pursuant to that certain Affiliate Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Issuer and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Home Properties, L.P.

By: Home Properties, Inc.,
Its general partner

By
[Title]

Exhibit 1-B
(to Note Purchase Agreement)

Exhibit 2

Affiliate Guaranty

Dated as of December 19, 2011

of

Home Properties, Inc.
Home Properties 1200 East West, LLC
Home Properties Bayview Colonial, LLC
Home Properties Blackhawk, LLC
Home Properties Braddock Lee, LLC
Home Properties Cambridge Court, LLC
Home Properties Cambridge Village, LLC
Home Properties Courtyard Village, LLC
Home Properties Crescent Club, LLC
Home Properties Gardencrest, LLC
Home Properties Haynes Farm, LLC
Home Properties Heritage Square, LLC
Home Properties Holiday Square, LLC
Home Properties Hunters Glen, LLC
Home Properties Huntington Metro, LLC
Jacob Ford Village, L.L.C.
Home Properties Lake Grove, LLC
Home Properties Lakeview Townhomes, LLC
Home Properties Liberty Commons, LLC
Home Properties Middlebrooke, LLC
Home Properties Morningside Heights, LLC
Home Properties Morningside North, LLC
Home Properties Morningside Six, LLC
Home Properties Newport Village, LLC
Home Properties Pleasure Bay, LLC
Home Properties Sherwood Gardens, LLC
Home Properties Seminary Hills, LLC
Home Properties Somerset Park, LLC
The Colony of Home Properties, LLC
Home Properties Channel Townhomes, LLC
Home Properties Cove Townhomes, LLC
Home Properties Lighthouse Townhomes, LLC
Home Properties Marshfield, LLC
Home Properties Potomac Falls, LLC
Home Properties Beverly, LLC
Home Properties Waterview, LLC
Home Properties Westbrooke, LLC
Home Properties Windsor, LLC
Home Properties Yorkshire Village, LLC
Home Properties Woodleaf, LLC

Form of Affiliate Guaranty

This Affiliate Guaranty, dated as of December 19, 2011 (this “Affiliate Guaranty”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 15.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.Home Properties, L.P., a New York limited partnership (the “Issuer”) and Home Properties, Inc., a Maryland corporation (the “Parent”), are entering into a Note Purchase Agreement dated as of December 19, 2011 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”) simultaneously with the delivery of this Affiliate Guaranty. Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.The Issuer has authorized the issuance and sale, pursuant to the Note Agreement, of 4.46% Senior Guaranteed Notes, Series A, due December 19, 2018 in the aggregate principal amount of $90,000,000 (the “Series A Notes”) and 5.00% Senior Guaranteed Notes, Series B, due December 19, 2021 in the aggregate principal amount of $60,000,000 (the “Series B Notes,” and collectively with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

III.It is a condition to the Agreement of the Purchasers to purchase the Notes that this Affiliate Guaranty shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The Issuer and each Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to enter into this Affiliate Guaranty in order to obtain financing from the Purchasers. The Board of Directors or other governing body, as applicable, of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1. Guaranty.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein, and (c) the performance of all other obligations of the Issuer under the Note Agreement (all such obligations described in clauses (a), (b) and (c) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Issuer or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Issuer shall fail to so pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Affiliate Guaranty.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Issuer of any warranty, covenant, term or condition in, or the occurrence of any default under, this Affiliate Guaranty, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Affiliate Guaranty, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Affiliate Guaranty.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Affiliate Guaranty, the Purchasers (on behalf of themselves and their successors and assigns) and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Affiliate Guaranty shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each Guarantor and each holder.   Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Affiliate Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2. Obligations Absolute.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Issuer or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Issuer or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Issuer into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Issuer to any Person; (e) any failure on the part of the Issuer for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

Section 3. Waiver.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Issuer in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Issuer or any Guarantor with respect to any Note, notice to the Issuer or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Issuer, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

Section 4. Obligations Unimpaired.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Affiliate Guaranty or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Issuer, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Issuer, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Affiliate Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5. Subrogation and Subordination.

(a)Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Affiliate Guaranty, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Affiliate Guaranty unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Issuer or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Guarantor under this Affiliate Guaranty.

(c)If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Guarantor under this Affiliate Guaranty.

(d)Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Affiliate Guaranty (including this Section 5) are knowingly made in contemplation of such benefits.

(e)Each Guarantor hereby agrees that, to the extent that a Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Guarantor seeking contribution and each Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6. Reinstatement of Guaranty.

This Affiliate Guaranty shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Issuer or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7. Rank of Guaranty.

Each Guarantor will ensure that its payment obligations under this Affiliate Guaranty will at all times rank at least pari passu, without preference or priority, with all other unsecured  and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

Section 8. [Reserved]

Section 9. Representations and Warranties of Each Guarantor.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1. Organization; Power and Authority.  Such Guarantor is a duly organized, validly existing and in good standing under the laws of its jurisdiction of its formation, and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the entity power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Affiliate Guaranty and to perform the provisions hereof.

Section 9.2. Authorization, Etc.   This Affiliate Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Affiliate Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

 Section 9.3. Compliance with Laws, Other instruments, Etc.  The execution, delivery and performance by such Guarantor of this Affiliate Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.  “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 9.4. Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Affiliate Guaranty.

Section 9.5. Information regarding the Issuer.  Such Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Issuer which may come into possession of the holders.  Such Guarantor has executed and delivered this Affiliate Guaranty without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Issuer, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.6. Solvency.  Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 10. [Reserved].

Section 11. Term of Affiliate Guaranty.

This Affiliate Guaranty and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

Section 12. Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Affiliate Guaranty and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Affiliate Guaranty shall be deemed representations and warranties of such Guarantor under this Affiliate Guaranty.  Subject to the preceding sentence, this Affiliate Guaranty embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 13. Amendment and Waiver.

Section 13.1. Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Affiliate Guaranty, this Affiliate Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10, 11, 13 or 15.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Affiliate Guaranty) will be effective as to any holder unless consented to by such holder in writing.

Section 13.2. Solicitation of Holders of Notes.

(a)Solicitation.  Each Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

Section 13.3. Binding Effect.  Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Affiliate Guaranty” and references thereto shall mean this Affiliate Guaranty as it may be amended, modified, supplemented or restated from time to time.

Section 13.4. Notes Held by Issuer, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Affiliate Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.

Section 14. Notices

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)if to any Guarantor, to c/o Home Properties, Inc., 850 Clinton Square, Rochester, NY 14604, Attn. Chief Financial Officer, or such other address as such Guarantor shall have specified to the holders in writing, or

(b)if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

Section 15. Miscellaneous.

Section 15.1. Successors and Assigns; Accession.  All covenants and other agreements contained in this Affiliate Guaranty by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing an Accession Agreement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Affiliate Guaranty.

Section 15.2. Severability.  Any provision of this Affiliate Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.3. Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Affiliate Guaranty are for convenience of reference only and shall neither be deemed to be a part of this Affiliate Guaranty nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Affiliate Guaranty.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

The “Preliminary Statements” contained in this Affiliate Guaranty are incorporated herein by this reference.

Section 15.4. Further Assurances..  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Affiliate Guaranty.

Section 15.5. Governing Law..  This Affiliate Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 15.6. Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Affiliate Guaranty.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 15.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 14 or at such other address of which such holder shall then have been notified pursuant to Section 14.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 15.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The Guarantors and the holders hereby waive trial by jury in any action brought on or with respect to this Affiliate Guaranty or other document executed in connection herewith.

Section 15.7. Obligation to Make Payment in United States Dollars.  Any payment on account of an amount that is payable hereunder in United States Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Guarantor, shall constitute a discharge of the obligation of such Guarantor under this Affiliate Guaranty only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets in New York, New York, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the New York Banking Day following receipt of the payment first referred to above.  If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, such Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Affiliate Guaranty, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “New York Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York.

Section 15.8. Reproduction of Documents; execution.  This Affiliate Guaranty may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 15.8 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

In Witness Whereof, each Guarantor has caused this Affiliate Guaranty to be duly executed and delivered as of the date and year first above written.

Home Properties, Inc.

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Address for Notices:
850 Clinton Square
Rochester, New York 14604
Attention: David P. Gardner, CFO
Telecopy Number: (505) 546-5433
Telephone Number:(505) 246-4113

[Signatures Continue on Next Page]

Home Properties 1200 East West, LLC
Home Properties Bayview Colonial, LLC
Home Properties Blackhawk, LLC
Home Properties Braddock Lee, LLC
Home Properties Cambridge Court, LLC
Home Properties Cambridge Village, LLC
Home Properties Courtyard Village, LLC
Home Properties Crescent Club, LLC
Home Properties Gardencrest, LLC
Home Properties Haynes Farm, LLC
Home Properties Heritage Square, LLC
Home Properties Holiday Square, LLC
Home Properties Hunters Glen, LLC
Home Properties Huntington Metro, LLC
Jacob Ford Village, L.L.C.
Home Properties Lake Grove, LLC
Home Properties Lakeview Townhomes, LLC
Home Properties Liberty Commons, LLC
Home Properties Middlebrooke, LLC
Home Properties Morningside Heights, LLC
Home Properties Morningside North, LLC
Home Properties Morningside Six, LLC
Home Properties Newport Village, LLC
Home Properties Pleasure Bay, LLC
Home Properties Sherwood Gardens, LLC

By: Home Properties, L.P., as sole Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

[Signatures Continue on Next Page]

Home Properties Seminary Hills, LLC
Home Properties Somerset Park, LLC
The Colony of Home Properties, LLC
Home Properties Channel Townhomes, LLC
Home Properties Cove Townhomes, LLC
Home Properties Lighthouse Townhomes, LLC
Home Properties Marshfield, LLC
Home Properties Potomac Falls, LLC
Home Properties Beverly, LLC
Home Properties Waterview, LLC
Home Properties Westbrooke, LLC
Home Properties Windsor, LLC
Home Properties Yorkshire Village, LLC

By: Home Properties, L.P., as sole Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Home Properties Woodleaf, LLC

By: Home Properties, L.P., as Member and Manager
By: Home Properties, Inc., General Partner

By: /s/ David P. Gardner
Name: David P. Gardner
Title: Executive Vice President and
Chief Financial Officer

Address for Notices:
c/o Home Properties, L.P.
850 Clinton Square
Rochester, New York 14604
Attention: David P. Gardner, CFO
Telecopy Number:(505) 546-5433
Telephone Number:(505) 246-4113

Exhibit A

Accession Agreement

This Accession Agreement (the “Accession Agreement”), dated as of [__________] [__], 20[__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.Pursuant to the Note Purchase Agreement dated as of December 15, 2011 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Home Properties, L.P., a New York limited partnership (the “Issuer”), Home Properties, Inc., a Maryland corporation (the “Parent”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Issuer has issued and sold $90,000,000 aggregate principal amount of its Senior Guaranteed Notes, Series A, due December 19, 2018 (the “Series A Notes”) and $60,000,000 aggregate principal amount of its Senior Guaranteed Notes, Series B, due December 19, 2021 (the “Series B Notes,” and collectively with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note”.

II.The Issuer is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Accession Agreement in order to cause the Additional Guarantor to become a Guarantor under the Affiliate Guaranty dated as of December 19, 2011 executed by certain Affiliates of the Issuer (together with each entity that from time to time becomes a party thereto by executing an Accession Agreement pursuant to Section 15.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Affiliate Guaranty”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Issuer’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now, Therefore, in consideration of the funds advanced to the Issuer by the Purchasers under the Note Agreement and to enable the Issuer to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Affiliate Guaranty) for all purposes of the Affiliate Guaranty.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Affiliate Guaranty, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Affiliate Guaranty) in the same manner and to the same extent as is provided in the Affiliate Guaranty, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Affiliate Guaranty, (d) makes the representations and warranties set forth in Section 9 of the Affiliate Guaranty and (e) waives the rights, submits to jurisdiction, and waives service of process as described in Section 15.6 of the Affiliate Guaranty.

Notice of acceptance of this Accession Agreement and of the Affiliate Guaranty, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 14 of the Affiliate Guaranty is set forth below.

In Witness Whereof, the Additional Guarantor has caused this Accession Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Additional Guarantor]

By:
Name:
Title:

Notice Address for such Guarantor

A-2

Matters To Be Covered in

Opinion of Special Counsel to the Issuer

Form of Opinion of Special Counsel
to the Issuer

NIXON PEABODY LLP
1300 Clinton Square
Rochester, New York 14604-1792
(585) 263-1000
Fax:  (585) 263-1600

December 19, 2011

Purchasers listed on Schedule A to
the Note Purchase Agreement referred to below
c/o Chapman and Cutler LLP
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

We are counsel to Home Properties, L.P., a New York limited partnership (the “Issuer”), and Home Properties, Inc., a Maryland corporation (the “Parent”), and have reviewed the Note Purchase Agreement, dated as of the date hereof (the “Agreement”), among the Issuer, the Parent, and the purchasers named on Schedule A to the Agreement (together with their respective successors and assigns, the “Purchasers”), each of the Notes made by the Issuer, dated as of the date hereof, and the Affiliate Guaranty, dated as of the date hereof, given by the Parent and the subsidiaries of the Issuer listed on Schedule I of Exhibit B attached hereto (each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) in favor of the Purchasers under the Agreement.  Terms defined in the Agreement are used herein with the same meanings. This opinion is being furnished to you at the express request of the Issuer and the Parent pursuant to Section 4.4(a) of the Agreement.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate, partnership and limited liability company records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.  We have, among other things, reviewed the Articles of Amendment and Restatement of the Articles of Incorporation, as amended, of the Parent (the “Charter”), the Second Amended and Restated Agreement of Limited Partnership, as amended, of the Issuer (“Operating Partnership Agreement”), the articles or certificates of formation as limited liability companies and operating agreements of the Subsidiary Guarantors and such other documents, instruments, corporate, partnership, limited liability company and other records as we consider necessary in connection with the opinions expressed below.  As to any facts material to our opinion, we have relied upon the representations and warranties of the Issuer and the Parent made in the Agreement and the Affiliate Guaranty; certificates of officers of the Parent with respect to the Parent, the Issuer, and the Subsidiary Guarantors, copies of which are attached as Exhibits A and B hereto; and certificates of officials of governmental entities.  We have not independently established the facts so relied upon.  Our opinions expressed in the first three sentences of Paragraph 1 below are based solely upon the good standing certificates and certificates of government officials provided to you pursuant to Sections 4.3(c) and (d) of the Agreement.  As to our opinion in Paragraph 10 below, we have relied as to certain factual matters on the representations of the Purchasers set forth in Section 6 of the Agreement.

In rendering the opinions expressed in this letter, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any documents or other instruments submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the due authorization, execution and delivery by all parties other than the Issuer, the Parent and the Subsidiary Guarantors.  We have made no review beyond a review of the documents and certificates described herein, and we have not undertaken any independent investigation or inquiry beyond that described herein.

Upon the basis of the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
The Issuer is a limited partnership duly organized and validly existing under the laws of the State of New York.  The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.  Each Subsidiary Guarantor listed on Schedule I to Exhibit B attached hereto is a limited liability company, duly organized, validly existing and, where such concept is applicable, in good standing, under the laws of the States of Delaware, Maryland, New Jersey or New York, or the laws of the Commonwealths of Massachusetts or Virginia.  Each of the Issuer, the Parent and each Subsidiary Guarantor has all requisite power and authority to carry on its business as now conducted by the Issuer and its Subsidiaries taken as a whole as described in the Parent’s 1934 Act Reports (as defined below).  Except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Issuer, the Parent and the Subsidiary Guarantors is qualified to do business in, and is in good standing in, every jurisdiction where it owns properties or assets or where the conduct of its business makes such qualification necessary.

2.
The Transactions are within the Issuer’s partnership powers and have been duly authorized by all necessary limited partnership action and, if required, corporate action of the Parent as its general partner; provided, however, no opinion is expressed herein as to any use of the proceeds of Notes except as set forth in Paragraph 9 below.  Each of the Agreement and the Notes has been duly executed and delivered by the Issuer to the Purchasers and constitutes a legal, valid and binding obligation of the Issuer, enforceable by the Purchasers against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

3.
The execution, delivery and performance of the Agreement and the Affiliate Guaranty are within the Parent’s powers and have been duly authorized by all necessary corporate action.  Each of the Agreement and the Affiliate Guaranty has been duly executed and delivered by the Parent and constitutes a legal, valid and binding obligation of the Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

4.
The execution, delivery and performance of the Affiliate Guaranty are within each Subsidiary Guarantor’s powers and have been duly authorized by all necessary limited liability company action of each Subsidiary Guarantor and its manager or sole member.  The Affiliate Guaranty has been duly executed and delivered by each of the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of each of the Subsidiary Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.
The execution, delivery and performance of the Agreement, the Notes and the Affiliate Guaranty:  (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority on the part of the Issuer, the Parent or any Subsidiary Guarantor, except such as have been obtained or made and are in full force and effect and except filings providing public notice of the entering into of the Agreement, Note and Affiliate Guaranty and filing of the Agreement the Notes and the Affiliate Guaranty under applicable federal securities laws, (b) will not violate any applicable law, rule or regulation, the Charter or by-laws of the Parent or the certificate of limited partnership, the Operating Partnership Agreement of the Issuer, the articles or certificate of formation and operating agreement of any Subsidiary Guarantor, or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument filed by Parent with the U.S. Securities and Exchange Commission as an Exhibit to its Form 10-K for the year ended December 31, 2010, or any Form 10-Q or Form 8-K filed since that date (collectively, the “1934 Act Reports”), or give rise to a right thereunder to require any payment to be made by the Issuer, the Parent or any of the Subsidiary Guarantors pursuant to such indenture, agreement or other instrument, and (d) will not result in the creation or imposition of any Lien on any asset of the Issuer, the Parent or any of the Subsidiary Guarantors; provided, however, no opinion is expressed herein as to any use of the proceeds of Notes except as set forth in Paragraph 9 below.

6.
To our knowledge, none of the Issuer, the Parent or any Subsidiary Guarantor is in violation of any law, rules or regulation applicable to it or any order, writ, judgment, decree, determination or award, the violation of which will have or is reasonably likely to have a Material Adverse Effect.

7.
To our knowledge, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or affecting the Issuer, the Parent or any of the Subsidiary Guarantors as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected individually or in the aggregate, to have a Material Adverse Effect, or that involve the Agreement or the Transactions.

8.	None of the Issuer, the Parent or any Subsidiary Guarantor is an “investment company” subject to regulation under the Investment Company Act of 1940.

9.
The consummation of the Transactions on the date hereof including, without limitation, the use of the proceeds of the Notes by the Issuer pursuant to the terms of the Agreement, assuming, without investigation, that the Issuer will use such proceeds in accordance with the terms of the Agreement, will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10.
The issuance, sale and delivery of the Notes and the Affiliate Guaranty under the circumstances contemplated by the Agreement does not, under existing law, require the registration of the Notes or the Affiliate Guaranty under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

The opinions as to the enforceability of the Agreement, the Notes and the Affiliate Guaranty in paragraphs 2, 3 and 4 above are further qualified by the following:

(i)	public policy limitations relating to concepts of materiality and principles of reasonableness, good faith and fair dealing may require the Purchasers to act reasonably and in good faith;

(ii)
the limitation that certain of the provisions of, and some of the remedies provided for in, the Agreement or the Affiliate Guaranty may be affected by, or may be unenforceable in whole or in part by reason of, certain laws and judicial decisions, but the application of such laws and decisions would not materially interfere with the practical realization of the principal legal benefits afforded thereby under New York law;

(iii)	the effectiveness of the provisions of the last paragraph of Section 1 of the Affiliate Guaranty;

(iv)	whether a court located outside the State of New York would give effect to the choice of New York law;

(v)	any provisions in the Affiliate Guaranty relating to or which might be construed as changing the standard of proof or the party bearing the burden of proof with respect to any claim;

(vi)
any provisions in the Affiliate Guaranty relating to or which might be construed as a waiver of counterclaim, a waiver of defenses, including suretyship defenses, or a waiver of benefits of appraisal, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other nonwaivable benefits bestowed by operation of law; and

(vii)
any provisions in the Affiliate Guaranty which provide for indemnification, contribution, or release, or provisions exculpating or exempting a party from, or requiring indemnification or contribution for, liability, including clauses relating to releases of unmatured claims, clauses purporting to waive unmatured rights, and clauses similar in substance or nature to the foregoing clauses.

Certain opinions and other matters that are expressed herein to “our knowledge” or words of similar import mean that the opinions expressed herein to which such qualification relates is based solely on matter within the actual knowledge of the lawyers within this firm actively representing the Issuer and the Parent in connection with the Transactions described in the Agreement, derived from our representation of the Issuer and the Parent in other matters as to which we have been engaged by them as counsel and the certificates of officers described above, without any independent investigation.

We express no opinion herein regarding whether a court would give effect to the specification by the Required Purchasers of jurisdiction and venue outside courts located in New York or the waiver of inconvenient forum or any claim that venue is improper or provisions relating to subject matter jurisdiction of the courts set forth in the Agreement, the Notes and the Affiliate Guaranty.

We are members of the bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York; the General Corporation Law, Partnership Law and Limited Liability Company Law of the State of Maryland and the Limited Liability Company Law of the States of Delaware and New Jersey, and the Commonwealths of Massachusetts and Virginia set forth in standard compilations of corporation, limited liability company and other business statutes set forth in the Wolters Kluwer Law & Business Corporation: Statutes (Aspen Publishers) and the federal laws of the United States of America, each as in effect on the date hereof and which in our experience are normally applicable to transactions comparable to the Transactions.

Our opinions expressed herein are rendered as of the date hereof and do not address the passage of time or other events subsequent to the date hereof.  We disclaim any undertaking to advise you of any change in law or fact which may affect the continued correctness of any opinion as of a later date.

No opinion expressed herein may be referred to, cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document without our prior written consent. This opinion may not be relied upon by you for any other purpose than the Transactions or relied upon by any other person without our prior written consent except that:  (i) subsequent Institutional Investors purchasing the Notes may rely on this opinion as if they were an original addressee hereof, and (ii) you may provide copies of this opinion letter to (a) potential Institutional Investor transferees, (b) any governmental or regulatory agency (including, without limitation, the NAIC) having jurisdiction over you, and (c) any court of law or other tribunal in connection with any matter relating to the Agreement, the Notes, the Affiliate Guaranty or this opinion letter.

Very truly yours,

/s/ Nixon Peabody LLP

Exhibit 4.4(a)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to The Purchasers

[To Be Provided on a Case by Case Basis]

Exhibit 4.4(b)
(to Note Purchase Agreement)